EXHIBIT 4.10



                          PARTICIPATION AGREEMENT
                    (US Airways, Inc. Trust No. N___U_)

                                Dated as of
                                    [-]

                                   Among

                             US AIRWAYS, INC.,
                                  Lessee,

                                    [-],
                             Owner Participant,

            STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                           NATIONAL ASSOCIATION,
                   not in its individual capacity except
                as expressly provided herein, but solely as
                   Pass Through Trustee under each of the
                       Pass Through Trust Agreements,
                 Subordination Agent and Indenture Trustee

                                    and

                 FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                       not in its individual capacity
                    except as expressly provided herein,
                        but solely as Owner Trustee,

                          ------------------------


                          One Airbus A[-] Aircraft
                        U.S. Registration No. N___U_
                  Manufacturer's Serial Number __________




                      INDEX TO PARTICIPATION AGREEMENT

                                                                           Page

SECTION 1.  DEFINITIONS AND CONSTRUCTION......................................3

SECTION 2.  PARTICIPATIONS IN LESSOR'S COST OF THE AIRCRAFT...................3
      (a)  Participation by Pass Through Trustees on the Delivery Date;
             Issuance of Equipment Notes......................................3
      (b)  Payment of Owner Participant's Commitment..........................4
      (c)  Like-Kind Exchange Assignments.....................................4
      (d)  Default by Pass Through Trustee or Owner Participant...............5

SECTION 3.  INSTRUCTIONS TO THE OWNER TRUSTEE.................................5

SECTION 4.  CONDITIONS PRECEDENT..............................................6
      (a)  Conditions Precedent to the Participations in the Aircraft6
      (b)  Conditions Precedent to the Obligations of Lessee.................17

SECTION 5.  EXTENT OF INTEREST OF NOTE HOLDERS...............................18

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF LESSEE; INDEMNITIES............19
      (a)  Representations and Warranties....................................19
      (b)  General Tax Indemnity.............................................24
            (i)    Indemnity.................................................24
            (ii)   Exclusions from General Tax Indemnity.....................25
            (iii)  Payments..................................................28
            (iv)   Contests..................................................30
            (v)    Refunds...................................................33
            (vi)   Tax Filing................................................34
            (vii)  Forms.....................................................34
            (viii) Non-Parties...............................................34
            (ix)   Subrogation...............................................35
      (c)  General Indemnity.................................................35
      (d)  Section 1031 Exchange Indemnity...................................40

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS........................41
      (a)  Covenants Regarding Citizenship...................................41
      (b)  Location of Records...............................................42
      (c)  Securities Act....................................................42
      (d)  Reregistration....................................................42
      (e)  Owner Participant Representations and Warranties..................46
      (f)  Lessor Liens......................................................48
      (g)  Quiet Enjoyment...................................................48
      (h)  Equipment Notes Acquired for Investment...........................49
      (i)  Representations, Warranties and Covenants of
           Indenture Trustee.................................................49
      (j)  Owner Participant Transfers.......................................50
      (k)  Compliance with Trust Indenture...................................53
      (l)  ERISA Matters.....................................................53
      (n)  Loan Participant Liens............................................54
      (o)  Indenture Trustee Liens...........................................54
      (p)  Representations and Warranties of Owner Trustee...................54
      (q)  Owner Participant Obligations on Lease Termination................58
      (r)  Transfer of Title; Assumption of Equipment Notes..................58
      (s)  Lessee Merger Covenant............................................59
      (t)  Lessee Financial Statements.......................................61
      (u)  Rent Adjustments..................................................61
      (v)  Owner Participant Costs on Return.................................61
      (w)  Transfer of Equipment Notes.......................................62
      (x)  Representations and Warranties of Pass Through Trustee............62
      (y)  Representations and Warranties of Subordination Agent.............64

SECTION 8.  RELIANCE OF LIQUIDITY PROVIDER...................................67

SECTION 9.  OTHER DOCUMENTS..................................................67

SECTION 10. CERTAIN COVENANTS OF LESSEE......................................68
      (a)  Further Assurances................................................68
      (b)  Filings...........................................................69

SECTION 11.  OWNER FOR ALL PURPOSES..........................................70

SECTION 12.  NOTICES; CONSENT TO JURISDICTION................................70
      (a)  Notices...........................................................70
      (b)  Consent to Jurisdiction...........................................70

SECTION 13.  CHANGE OF SITUS OF OWNER TRUST..................................71

SECTION 14. MISCELLANEOUS....................................................72
      (a)  Consents Under Lease..............................................72
      (b)  Survival..........................................................72
      (c)  Counterparts......................................................73
      (d)  Amendments and Waivers............................................73
      (e)  Successors and Assigns............................................73
      (f)  Governing Law.....................................................73
      (g)  Trust Capacity....................................................74
      (h)  Section 1110......................................................74

SECTION 15. EXPENSES.........................................................74
      (a)  Invoices And Payment..............................................74
      (b)  Payment of Other Expenses.........................................75

SECTION 16. REFINANCINGS.....................................................75
      (a)  Refinancing Generally.............................................75
      (b)  Limitation on Redemption..........................................78



                                  ANNEXES

ANNEX A - Definitions
[ANNEX B - Like Kind Exchange Documents](1)

--------
(1)     To be included in like-kind exchange transactions.

                                 SCHEDULES

SCHEDULE I    - Names and Addresses
SCHEDULE II   - Commitments
SCHEDULE III  - Pass Through Trust Agreement and Pass Through Trust
                Supplements



                                  EXHIBITS

Exhibit A     - Form of Opinion of Skadden, Arps, Slate, Meagher & Flom
                (Illinois), special counsel for Lessee
Exhibit B     - Form of Opinion of Lessee's Legal Department
Exhibit C     - Form of Opinion of Clifford Chance Regarding Manufacturer
                Documents
Exhibit D     - Form of Opinion of Ray, Quinney & Nebeker, special counsel for the Owner Trustee
Exhibit E-1 - Form of Opinion of Paul, Hastings, Janofsky & Walker LLP, special counsel for the Owner Participant
Exhibit E-2   - Form of Opinion of Owner Participant's in-house counsel
Exhibit F     - Form of Opinion of Crowe & Dunlevy, P.C., special FAA
                Counsel
Exhibit G     - Form of Opinion of Bingham Dana LLP, special counsel for the
                Indenture Trustee
Exhibit H     - Form of Opinion of Bingham Dana LLP, special counsel for the
                Pass Through Trustee
Exhibit I     - Form of Opinion of Bingham Dana LLP, special counsel for the
                Subordination Agent



                          PARTICIPATION AGREEMENT
                    (US Airways, Inc. Trust No. N___U_)


            THIS PARTICIPATION AGREEMENT (US Airways, Inc. Trust No. N___U_) dated as of [-] (as amended, supplemented or otherwise modified from time to time, this "Agreement") among (i) US AIRWAYS, INC., a Delaware corporation (together with its successors and permitted assigns, the "Lessee"), (ii) [-], a [-] corporation (together with its successors and permitted assigns, the "Owner Participant"), (iii) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as otherwise provided herein, but solely as pass through trustee under each of two separate Pass Through Trust Agreements (in such capacity, together with its successors and permitted assigns, the "Pass Through Trustee"), subordination agent and trustee under the Intercreditor Agreement (in such capacity, together with its successors and permitted assigns, the "Subordination Agent"), and Indenture Trustee under the Trust Indenture (in such capacity, together with any successor indenture trustee, the "Indenture Trustee") and (iv) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (herein, in such latter capacity, together with any successor owner trustee, called the "Owner Trustee");


                        W I T N E S S E T H:

            WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant is entering into the Trust Agreement with the Owner Trustee, pursuant to which Trust Agreement the Owner Trustee agrees, among other things, to hold the Trust Estate for the use and benefit of the Owner Participant;

            WHEREAS, US Airways Group, Inc., a Delaware corporation, and AVSA, S.A.R.L. have entered into the Purchase Agreement, pursuant to which, among other things, the Manufacturer of the Airframe has agreed to manufacture and sell to US Airways Group, Inc. and US Airways Group, Inc. has agreed to purchase from AVSA, S.A.R.L., certain aircraft, including the Aircraft;

            WHEREAS, US Airways Group, Inc. has agreed to assign to Lessee (the "Parent Assignment") all rights and obligations (and AVSA, S.A.R.L. has consented to such assignment) pertaining to the Purchase Agreement with respect to the Aircraft;

            WHEREAS, on the Delivery Date, Lessee will sell to the Owner Trustee the Aircraft, and Lessee and the Owner Trustee will enter into a Purchase Agreement Assignment, pursuant to which, among other things, Lessee will assign to the Owner Trustee certain of the warranties obtained from AVSA, S.A.R.L. (and assigned by US Airways Group, Inc.) in respect of the Aircraft;

            WHEREAS, concurrently with the execution and delivery of this Agreement, the Indenture Trustee and the Owner Trustee are entering into the Trust Indenture pursuant to which the Owner Trustee will issue to the Loan Participants Equipment Notes in two series, which Equipment Notes are to be secured by the mortgage and security interests created by the Owner Trustee in favor of the Indenture Trustee;

            WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee will execute and deliver a Trust and Indenture Supplement covering the Aircraft, supplementing the Trust Agreement and the Trust Indenture;

            WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee and Lessee have entered into the Lease whereby, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to Lessee, and Lessee agrees to lease from the Owner Trustee, the Aircraft on the Delivery Date;

            WHEREAS, on the Delivery Date for the Aircraft, the Lessee will deliver a Lease Supplement covering the Aircraft;

            WHEREAS, pursuant to the terms of the Note Purchase Agreement, the Pass Through Trustee will purchase from the Owner Trustee on the Delivery Date, on behalf of each Pass Through Trust, all of the Equipment Notes bearing the same interest rate as the Pass Through Certificates issued by such Pass Through Trust;

            WHEREAS, prior to the execution and delivery of this Agreement,
(i) the Liquidity Provider entered into two separate Liquidity Facilities, one for the benefit of the holders of Pass Through Certificates of each of the Class G Pass Through Trust and the Class C Pass Through Trust (each referenced on Schedule III hereto), with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust;
(ii) the Policy Provider entered into a Policy Provider Agreement with the Subordination Agent, as agent for the Pass Through Trustee on behalf of the Class G Trust and has issued the Policy for the benefit of the holders of Pass Through Certificates of the Class G Pass Through Trust; and (iii) the Pass Through Trustee, the Liquidity Provider, the Policy Provider and the Subordination Agent have entered into the Intercreditor Agreement;

            WHEREAS, the Equipment Notes will be held by the Subordination Agent pursuant to the Intercreditor Agreement on behalf of the Pass Through Trusts;

            WHEREAS, the acquisition of the Aircraft by Lessee from the Seller and the aforementioned sale and leaseback transaction are integrally related and constitute a series of events designed to provide financing for such Aircraft and a means of providing the Aircraft to the Lessee for use in its business; and

            [WHEREAS, the Owner Participant will acquire the Aircraft for federal income tax purposes pursuant to an exchange of like kind properties under the Code.](2)

--------
(2) Like-Kind Exchange Transactions Only.

            NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows: SECTION 1. DEFINITIONS AND CONSTRUCTION.

            Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.

      SECTION 2.  PARTICIPATIONS IN LESSOR'S COST OF THE AIRCRAFT.

            (a) Participation by Pass Through Trustees on the Delivery Date; Issuance of Equipment Notes. Subject to the terms and conditions of this Agreement, the Pass Through Trustee for each Pass Through Trust agrees to make a non-recourse secured loan to the Owner Trustee on the Delivery Date to finance, in part, the Owner Trustee's payment of Lessor's Cost for the Aircraft by paying to the Owner Trustee the aggregate purchase price of the Equipment Notes being issued to such Pass Through Trustee as set forth on Schedule II opposite the name of such Pass Through Trust. The Pass Through Trustees shall make such payments to the Owner Trustee by transferring to the account of the Owner Trustee at State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Hartford, Connecticut 06103, ABA No. [-], Account No. [-], Reference: US Airways, Inc. 2000-2 EETC/US Airways, Inc. (Trust No. N___U_), not later than 10:00 a.m., New York City time, on the Delivery Date in immediately available funds in Dollars, the amount set forth opposite the name of such Pass Through Trust on Schedule II hereto.

            Upon the occurrence of the above transfers by the Pass Through Trustee for each Pass Through Trust to the Owner Trustee, the Owner Trustee, at the direction of the Owner Participant, shall issue, pursuant to Article II of the Trust Indenture, to the Subordination Agent on behalf of the Pass Through Trustee for each of the Pass Through Trusts, Equipment Notes of the maturity and aggregate principal amount, bearing the interest rate and for the purchase price set forth on Schedule II opposite the name of such Pass Through Trust.

            (b) Payment of Owner Participant's Commitment. Subject to the terms and conditions of this Agreement, the Owner Participant agrees with the Lessee and only with the Lessee on behalf of the Owner Trustee, subject to the terms and conditions of this Agreement, to make the amount of its Commitment as set forth on Schedule II available for and on account of the Owner Trustee on the Delivery Date by wire transfer of such amount in immediately available funds, to the Owner Trustee for deposit in its account at State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Hartford, Connecticut 06103, ABA No. [-], Account No. [-], Reference: US Airways, Inc. 2000-2 EETC/US Airways, Inc. (Trust No. N___U_), not later than 10:00 a.m., New York City time. The amount of the Owner Participant's Commitment shall be held for the account of the Owner Participant by the Owner Trustee until released by the Owner Participant or its special counsel at closing.

            (c) Like-Kind Exchange Assignments. Notwithstanding anything to the contrary contained in the Operative Documents, upon notice to Lessee, each of the Owner Trustee's and Owner Participant's rights (but not any of its obligations, other than the obligation to pay the Owner Participant's Commitment for the Aircraft) under this Agreement to acquire the Aircraft may be assigned to Chicago Deferred Exchange Corporation, an Illinois corporation ("Intermediary") in connection with a like-kind exchange under
Section 1031 of the Code and pursuant to the following like-kind exchange documents, each of which are attached hereto in Annex B: (i) Assignment and Acceptance Replacement Property Contract, dated _________ __, 2000, among the Owner Participant, the Owner Trustee and Intermediary, and acknowledged and agreed by Lessee; (ii) Notice of Assignment of Certain Rights in Participation Agreement and Purchase Agreement Assignment, dated ___________ __, 2000, between the Owner Participant and the Owner Trustee, and acknowledged and agreed by Lessee and Indenture Trustee, in the capacities specified in the Participation Agreement, and Lessee; (iii) Direction of Title Transfer, dated ____________ __, 2000, between Intermediary and Lessee; and (iv) Reassignment and Reacceptance Replacement Property Contract, dated ___________ __, 2000, among Intermediary, the Owner Participant and the Owner Trustee, and acknowledged and agreed by Lessee. Any such assignment, transfer and reassignment shall occur on the Delivery Date in connection with the closing of the transactions referred to in this Agreement and shall not be considered a transfer under Section 7(j). Notwithstanding the first sentence of this paragraph, the Owner Participant shall be responsible to make its Commitment available in accordance with the provisions of this Agreement if Intermediary fails to make such Commitment available, and any such assignment shall not release the Owner Participant from any of its obligations hereunder or under any other Owner Participant Document.(3)

            (d) Default by Pass Through Trustee or Owner Participant. In case any of the Pass Through Trustee or the Owner Participant shall default in its obligation under the provisions of this Section 2, such obligations being several and not joint, no other such party shall have any obligation to make any portion of such defaulted amount available or to increase the amount of its Commitment and the obligation of such nondefaulting party and Lessee shall remain subject to the terms and conditions set forth in this Agreement.

            (e) Closing. The closing of the transactions referred to in this Agreement shall take place commencing at 9:30 a.m. local time, on the Delivery Date, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York.

            (f) Sale-Leaseback. Subject to the terms and conditions of this Agreement, Lessee agrees that upon receipt by it of Lessor's Cost, it will sell the Aircraft to the Owner Trustee and, simultaneously therewith will enter into the Lease and Lease Supplement No. 1 pursuant to which it will lease the Aircraft from the Owner Trustee.
--------
(3)     Include only for Like-Kind Exchange Deals.

      SECTION 3.  INSTRUCTIONS TO THE OWNER TRUSTEE.

            The Owner Participant agrees that its releasing the amount of its Commitment for the Aircraft to the account of the Owner Trustee in accordance with the terms of Section 2 and its instructions to the Owner Trustee to release such funds shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee:

            (i) to purchase the Aircraft from Lessee and to pay to Lessee the Lessor's Cost for the Aircraft;

            (ii) to the extent not previously accomplished by a prior authorization, to authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees, or an agent or agents, of Lessee designated by Lessee) to accept delivery of the Aircraft on the Delivery Date pursuant to the Acceptance Certificate;

            (iii) to accept from Lessee the Bill of Sale, the FAA Bill of Sale, the Consent and Agreement and Engine Agreement Assignment for the Aircraft referred to in Section 4(a)(iv)(8), 4(a)(iv)(9), 4(a)(iv)(13) and 4(a)(iv)(14);

            (iv) to execute an Aircraft Registration Application, the Lease Supplement and the Trust Supplement, in each case covering the Aircraft;

            (v) to borrow from the Pass Through Trustee and issue the Equipment Notes as provided in Section 2(a); and

            (vi) to take such other action as may be required to be taken by the Owner Trustee on the Delivery Date by the terms of any Owner Trustee Document.

      SECTION 4.  CONDITIONS PRECEDENT.

            (a) Conditions Precedent to the Participations in the Aircraft. It is agreed that the respective obligations of the Owner Trustee, the Owner Participant, the Indenture Trustee, the Subordination Agent and the Pass Through Trustee on behalf of each Pass Through Trust to participate in the Transactions contemplated hereby on the Delivery Date are subject to the fulfillment to the satisfaction of each party (or waiver by such party), prior to or on the Delivery Date of the following conditions precedent, except that paragraphs (ii), (iv)(5), (xix), (xx) and (xxi) shall not be a condition precedent to the obligations of the Pass Through Trustee, and paragraphs (iii), (vi) (insofar as it relates to certificates and documents to be delivered by the Owner Participant), (xiii) and (xix) shall not be a condition precedent to the obligation of the Owner Participant and paragraph (xxiii) shall not be a condition precedent to the obligations of the Subordination Agent:

            (i) On the Delivery Date, no change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations or guidelines or interpretations thereof by appropriate regulatory authorities or any U.S. Federal Court of Appeals which would make it a violation of law or regulations or guidelines for the Pass Through Trustee or the Owner Participant to make its Commitment available in accordance with
      Section 2 and to enter into the Transactions.

            (ii) In the case of the Owner Participant, the Pass Through Trustees shall have made available the amount of their Commitments for the Aircraft in accordance with Section 2.

            (iii) In the case of the Pass Through Trustees, the Owner Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 2.

            (iv) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Owner Trustee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent and shall be in full force and effect and executed counterparts shall have been delivered to the Owner Trustee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, Lessee and their respective counsel, provided that only the Subordination Agent on behalf of each Pass Through Trustee shall receive an executed original of such Pass Through Trustee's respective Equipment Note, the chattel paper counterpart of the Lease and the Lease Supplement covering the Aircraft dated the Delivery Date shall be delivered to the Indenture Trustee, the Tax Indemnity Agreement need only be satisfactory to the Owner Participant and Lessee and shall only be delivered to Lessee and the Owner Participant and their respective counsel:

                  (1) a copy of the Purchase Agreement, as filed with the
            SEC, with confidential treatment granted with respect to certain sections;

                  (2)   the Purchase Agreement Assignment;

                  (3)   the Lease;

                  (4) a Lease Supplement covering the Aircraft dated the Delivery Date;

                  (5)   the Tax Indemnity Agreement;

                  (6)   the Trust Agreement;

                  (7) a Trust Indenture and Trust Supplement covering the Aircraft dated the Delivery Date;

                  (8)   the Bill of Sale;

                  (9)   the FAA Bill of Sale and a copy of the
            Manufacturer's Warranty Bill of Sale;

                  (10) an acceptance certificate covering the Aircraft in
            the form agreed to by the Owner Participant and Lessee (herein called the "Acceptance Certificate") duly completed and executed by the Owner Trustee or its agent, which may be a representative of Lessee, and by such representative on behalf of Lessee;

                  (11)  the Trust Indenture;

                  (12)  the Equipment Notes;

                  (13)  the Consent and Agreement;

                  (14)  the Engine Agreement Assignment;

                  (15)  the Engine Consent and Agreement;

                  (16)  the French Law Pledge Agreement; and

                  (17)  the Indenture Trustee Parent Guaranty.

            In addition, the Pass Through Trustee and the Owner Participant each shall have received executed counterparts or conformed copies of the following documents:

                  (1)   the Pass Through Trust Agreement;

                  (2)   the Intercreditor Agreement;

                  (3)   the Liquidity Facility for the Pass Through Trust;
            and

                  (4) the Policy Provider Agreement and the Policy for the Class G Pass Through Trust.

            (v) A Uniform Commercial Code financing statement or statements covering all the security interests created by or pursuant to the Granting Clause of the Trust Indenture that are not covered by the recording system established by the Transportation Code shall have been executed and delivered by the Owner Trustee, and arrangements satisfactory to the Owner Participant and the Indenture Trustee shall have been made for the filing of such financing statement or statements in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Owner Participant or the Pass Through Trustee shall have been executed and delivered by Lessee or the Owner Trustee and arrangements satisfactory to the Owner Participant and the Indenture Trustee shall have been made for the filing of such financing statements.

            (vi) The Owner Trustee, the Owner Participant, the Indenture Trustee, Pass Through Trustee and the Subordination Agent shall have received the following, in each case in form and substance satisfactory to it (except it shall not be a condition to the obligation of any such party that it receive a certificate or other document required to be delivered by it):

            (A) (1) an incumbency certificate of Lessee as to the person or persons authorized to execute and deliver the Operative Documents to which the Lessee is a party and any other documents to be executed on behalf of Lessee in connection with the Transactions contemplated hereby and the signatures of such person or persons;

                  (2) a copy of the resolutions of the board of directors
            of Lessee or Lessee's executive committee, certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing the Transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of Lessee in connection with the Transactions contemplated hereby;

                  (3) a copy of the certificate of incorporation of Lessee,
            certified by the Secretary of State of the State of Delaware, a copy of the by-laws of Lessee certified by the Secretary or Assistant Secretary of Lessee, and a certificate or other evidence from the Secretary of State of the State of Delaware, dated as of a date shortly prior to the closing, as to the due incorporation and good standing of Lessee in such state; and


            (B) (1) an incumbency certificate of the Indenture Trustee as to the person or persons authorized to execute and deliver the Operative Documents to which the Indenture Trustee is a party and any other documents to be executed on behalf of the Indenture Trustee in connection with the Transactions contemplated hereby and the signatures of such person or persons;

                  (2) a copy of the resolutions of the board of directors
            of the Indenture Trustee, certified by the Secretary or an Assistant Secretary of the Indenture Trustee, duly authorizing the Transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Indenture Trustee in connection with the Transactions contemplated hereby;

                  (3) a copy of the articles of association of the
            Indenture Trustee certified by the Comptroller of the Currency, a copy of the by-laws of the Indenture Trustee certified by the Secretary or an Assistant Secretary of the Indenture Trustee, and a certificate or other evidence from the Comptroller of the Currency, dated as of a date shortly prior to closing, as to the good standing of the Indenture Trustee under the laws of the United States of America; and

                  (4) a certificate signed by an authorized officer of the
            Indenture Trustee, dated the Delivery Date, certifying that the representations and warranties contained herein of the Indenture Trustee are correct as though made on and as of the Delivery Date; except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

            (C) (1) an incumbency certificate of the Owner Trustee as to the person or persons authorized to execute and deliver the Owner Trustee Documents and any other documents to be executed on behalf of the Owner Trustee in connection with the Transactions contemplated hereby and the signatures of such person or persons;

                  (2) a copy of the resolutions of the board of directors
            of the Owner Trustee, certified by the Secretary or an Assistant Secretary of the Owner Trustee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Owner Trustee in connection with the transactions contemplated hereby;

                  (3) a copy of the articles of association of the Owner
            Trustee certified by the Comptroller of the Currency, a copy of the by-laws of the Owner Trustee certified by the Secretary or an Assistant Secretary of the Owner Trustee and a certificate or other evidence from the Comptroller of the Currency, dated as of a date shortly prior to closing, as to the good standing of the Owner Trustee under the laws of the United States; and

                  (4) a certificate signed by an authorized officer of the
            Owner Trustee, dated the Delivery Date, certifying that the representations and warranties contained herein of the Owner Trustee (in its individual capacity and as trustee) are correct as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

            (D) (1) an incumbency certificate of the Owner Participant as to the person or persons authorized to execute and deliver the Owner Participant Documents to which the Owner Participant is a party and any other documents to be executed on behalf of the Owner Participant in connection with the Transactions contemplated hereby and the signatures of such person or persons;

                  (2) a copy of the resolutions of the board of directors
            of the Owner Participant, certified by the Secretary or an Assistant Secretary of the Owner Participant, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of the Owner Participant in connection with the transactions contemplated hereby have been duly authorized;

                  (3) a copy of the certificate of incorporation of the
            Owner Participant certified by the Secretary of State of the State of New York, a copy of the by-laws of the Owner Participant, each certified by the Secretary or an Assistant Secretary of the Owner Participant, and a certificate or other evidence from the Secretary of State of the State of New York, dated as of a date shortly prior to closing, as to the due incorporation and good standing of the Owner Participant in such state; and

                  (4) a certificate signed by an authorized officer of the
            Owner Participant, dated the Delivery Date, certifying that the representations and warranties contained herein of the Owner Participant are correct as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

            (vii) All appropriate action required to have been taken prior to the Delivery Date in connection with the Transactions contemplated by the Operative Documents shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

            (viii)The Owner Trustee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent each shall have received a certificate signed by an authorized officer of Lessee to the effect that:

                  (1) the Aircraft has been duly certified by the Federal
            Aviation Administration as to type and has a current certificate of airworthiness in the transport category issued by the FAA, and Lessee has the authority to operate the Aircraft;

                  (2) the FAA Bill of Sale, the Lease, the Lease
            Supplement, the Trust Indenture and the Trust Supplement covering the Aircraft shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Federal Aviation Administration, and the Trust Agreement shall have been filed (or shall be in the process of being so filed) with the Federal Aviation Administration;

                  (3) application for registration of the Aircraft in the
            name of the Owner Trustee (together with any required affidavits) has been duly made with the Federal Aviation Administration;

                  (4) the representations and warranties contained herein
            of Lessee are correct in all material respects as though made on and as of the Delivery Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date); and

                  (5) the conditions to the purchase of the Equipment Notes
            by the Pass Through Trustees under the Pass Through Documents have been duly satisfied or waived in accordance with their respective terms.

            (ix) In the case of the Pass Through Trustees, the conditions specified in Section 3 of the Note Purchase Agreement shall have been satisfied or waived.

            (x) The Owner Trustee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, an opinion, dated the Delivery Date substantially in the form of Exhibit A hereto from Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel for Lessee, and an opinion dated the Delivery Date substantially in the form of Exhibit B hereto from Lessee's legal department.

            (xi) The Pass Through Trustee and the Owner Participant shall have received, addressed to the Pass Through Trustee, the Indenture Trustee, the Owner Participant, the Owner Trustee and Lessee, an opinion dated the Delivery Date substantially in the form of Exhibit C hereto from Clifford Chance, with respect to the Manufacturer Documents.

            (xii) The Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, an opinion dated the Delivery Date substantially in the form of Exhibit D hereto from Ray, Quinney & Nebeker, special counsel for the Owner Trustee.

            (xiii)The Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, an opinion dated the Delivery Date substantially in the form of Exhibit E-1 hereto from Paul, Hastings, Janofsky & Walker LLP, special counsel for the Owner Participant, and an opinion dated the Delivery Date substantially in the form of Exhibit E-2 hereto from the Owner Participant's in- house counsel.

            (xiv) The Owner Trustee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, an opinion dated the Delivery Date substantially in the form of Exhibit F hereto from Crowe & Dunlevy, P.C., special FAA counsel.

            (xv) The Owner Trustee, the Owner Participant, the Pass Through Trustee and the Subordination Agent shall have received, addressed to each such party, an opinion dated the Delivery Date substantially in the form of Exhibit G from Bingham Dana LLP, special counsel for the Indenture Trustee.

            (xvi) The Owner Trustee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent shall have received an insurance certificate together with an independent insurance broker's report, in form and substance satisfactory to the Owner Participant, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

            (xvii)The Owner Participant shall have received an appraisal dated the Delivery Date from BK Associates, Inc. in form and substance satisfactory to it.

            (xviii) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement and the other Operative Documents or the Transactions contemplated hereby and thereby.

            (xix) The Owner Participant shall have received from Paul, Hastings, Janofsky & Walker LLP, special tax counsel to the Owner Participant, a favorable opinion, in form and substance satisfactory to the Owner Participant, with respect to certain Federal income tax aspects of the transaction contemplated by the Operative Documents.

            (xx) There shall have been, since the date hereof, no amendment, modification, addition, or change in or to the provisions of the Code, the regulations promulgated under the Code (including temporary regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States, all as in effect on the date hereof, the effect of which might preclude the Owner Participant from obtaining any of the anticipated income tax benefits with respect to the Aircraft.

            (xxi) The Owner Trustee, the Owner Participant, the Indenture Trustee, the Subordination Agent, and Lessee shall have received (A) a certificate signed by an authorized officer of the Pass Through Trustee, dated the Delivery Date, certifying that the representations and warranties contained herein of the Pass Through Trustee are correct as though made on and as of the Delivery Date; except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date); (B) an opinion dated the Delivery Date substantially in the form of Exhibit H hereto addressed to each such party of Bingham Dana, LLP, special counsel for the Pass Through Trustee and (C) such other documents and evidence with respect to the Pass Through Trustee as it may reasonably request in order to establish the due consummation of the Transactions contemplated by this Agreement and the other Operative Documents, the taking of all necessary corporate action in connection therewith and compliance with the conditions herein and therein set forth.

            (xxii)No Lease Default or Lease Event of Default has occurred and is continuing and no Event of Loss has occurred with respect to the Airframe or any Engine.

            (xxiii) The Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee shall have received, addressed to each such party, an opinion dated the Delivery Date substantially in the form of Exhibit I from Bingham Dana, LLP, special counsel for the Subordination Agent.

      Promptly upon the registration of the Aircraft and the recording of the Trust Indenture, the Lease, the Lease Supplement covering the Aircraft and the Trust Supplement covering the Aircraft pursuant to the Transportation Code, Lessee will cause Crowe & Dunlevy, P.C., special FAA counsel in Oklahoma City, Oklahoma, to deliver to the Pass Through Trustee, the Indenture Trustee, the Owner Participant, the Owner Trustee and Lessee an opinion as to the due and valid registration of the Aircraft in the name of the Owner Trustee, the due recording of the FAA Bill of Sale, the Trust Indenture, such Lease Supplement, such Trust Supplement and the Lease and the filing of the Trust Agreement and the lack of filing of any intervening documents with respect to the Aircraft.

            (b) Conditions Precedent to the Obligations of Lessee. It is agreed that (A) the obligations of Lessee to sell the Aircraft to the Owner Trustee and to accept delivery of the Aircraft under the Lease on the Delivery Date and (B) the obligations of Lessee to enter into the other Operative Documents on the Delivery Date are all subject to the fulfillment to the satisfaction of Lessee prior to the Delivery Date of the following conditions precedent:

            (i) All appropriate action required to have been taken on or prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect on the Delivery Date.

            (ii) The conditions specified in Sections 4(a)(i), 4(a)(ii) and 4(a)(iii) hereof shall have been satisfied (unless nonsatisfaction results from Lessee's action or failure to act).

            (iii) Those documents described in Section 4(a)(iv) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee) in the manner specified in
      Section 4(a)(iv), shall each be satisfactory in form and substance to Lessee, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof (other than the Equipment Notes) shall have been delivered to Lessee or its special counsel, to the extent contemplated in Section 4(a)(iv).

            (iv) Lessee shall have received (A) each certificate referred to in Section 4(a)(vi) (other than the certificate and documents referred to in clause (A) thereof), (B) the certificate referred to in Section 4(a)(xxi)(A) and (C) such other documents and evidence with respect to the Pass Through Trustee as Lessee or its special counsel may reasonably request in order to establish the due consummation of the Transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

            (v) Lessee shall have received the opinions set forth in Sections 4(a)(xi), 4(a)(xii), 4(a)(xiii), 4(a)(xiv), 4(a)(xv),
      4(a)(xxi)(B) and 4(a)(xxiii) in each case addressed to Lessee and dated the Delivery Date.

            (vi) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of the Transactions contemplated by this Agreement.

            (vii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations or guidelines or interpretations by appropriate regulatory authorities which would make it a violation of law or regulations or guidelines for Lessee to enter into any transaction contemplated by the Operative Documents.

            (viii)There shall have been, since the date hereof, no amendment, modification, addition or change in or to the provisions of the Code, the regulations promulgated under the Code (including temporary regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States, all as in effect on the date hereof, the effect of which might give rise to an indemnity obligation of Lessee under any of the Operative Documents.

            (ix)  Lessee shall have been paid Lessor's Cost for the Aircraft.

      SECTION 5. EXTENT OF INTEREST OF NOTE HOLDERS. No Note Holder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the principal of and interest on all Equipment Notes held by such holder and all other sums payable to such holder hereunder, under the Trust Indenture and under such Equipment Notes shall have been paid in full. Each Pass Through Trustee and, by its acceptance of an Equipment Note, each Note Holder agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to such Note Holder as provided in Article III of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to the Pass Through Trustees, any Note Holder or any other Person for any amounts payable under the Equipment Notes, the Trust Indenture or hereunder, except as expressly provided in the Operative Documents.

      SECTION 6.  REPRESENTATIONS AND WARRANTIES OF LESSEE; INDEMNITIES.

            (a) Representations and Warranties. Lessee represents and warrants to the Pass Through Trustee, the Owner Trustee, the Indenture Trustee, the Liquidity Provider, the Policy Provider, the Subordination Agent and the Owner Participant that:

            (i) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power and authority to own or hold under lease its properties, has, or had on the respective dates of execution thereof, the corporate power and authority to enter into and perform its obligations under the Lessee Documents, the Pass Through Trust Agreements and the other Operative Documents to which it is a party, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its operations or the nature of its business requires other than failures to so qualify which would not have a material adverse effect on the condition (financial or otherwise), business or properties of Lessee and its subsidiaries existing on the date of this Agreement, considered as one enterprise;

            (ii) Lessee is a Certificated Air Carrier, and its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code in effect in the Commonwealth of Virginia) is located in Arlington, Virginia;

            (iii) the execution, delivery and performance by Lessee of the Lessee Documents, the Pass Through Trust Agreements and each other Operative Document to which Lessee is a party, and the performance of the obligations of Lessee under the Lessee Documents, the Pass Through Trust Agreements and each other Operative Document to which Lessee is a party, have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval, or approval or consent of any trustee or holder of any material indebtedness or material obligations of Lessee, except such as have been duly obtained and are in full force and effect, and do not contravene any Law, binding on Lessee or the certificate of incorporation or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it may be bound or affected which contravention, default or Lien, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or properties of Lessee and its subsidiaries existing on the date of this Agreement, considered as one enterprise, or the ability of Lessee to perform its obligations under the Lessee Documents, the Pass Through Trust Agreement and any other Operative Document to which Lessee is a party; provided, that insofar as the representations and warranties set forth in this Section 6(a)(iii) apply to the prohibited transaction rules of ERISA and Section 4975 of the Code, such representations and warranties are based upon and subject to the truth and accuracy of the representations, warranties and covenants set forth in Section 7(l) and the representations and warranties made or deemed made in Section 1.01(e) of the Pass Through Trust Supplement by each purchaser of Pass Through Certificates issued by a Pass Through Trust;

            (iv) neither the execution and delivery by Lessee of the Lessee Documents, the Pass Through Trust Agreement or any other Operative Document to which Lessee is a party, nor the performance of the obligations of Lessee under the Lessee Documents, the Pass Through Trust Agreement or the other Operative Documents to which Lessee is a party, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, or any other Federal, state or foreign governmental authority having jurisdiction over Lessee or its property, other than (A) the registration of the Pass Through Certificates under the Securities Act and under the securities laws of any state in which the Pass Through Certificates may be offered for sale if the laws of such state require such action, (B) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended, pursuant to an order of the Securities and Exchange Commission, (C) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee or any Sublessee required to be obtained on or prior to the Delivery Date, which orders, permits, waivers, exemptions, authorizations and approvals have been, or on the Delivery Date will be, duly obtained and are, or on the Delivery Date will be, in full force and effect, (D) the application for registration of the Aircraft referred to in Section 4(a)(viii)(3),
      (E) the registrations and filings referred to in Section 6(a)(vi) and
      (F) authorizations, consents, approvals, actions, notices and filings required to be obtained, taken, given or made either only after the date hereof or the failure of which to obtain, take, give or make would not be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or properties of Lessee and its subsidiaries existing on the date of this Agreement, considered as one enterprise, or the ability of Lessee to perform its obligations under the Lessee Documents, the Pass Through Trust Agreement and any other Operative Document to which Lessee is a party;

            (v) this Agreement, each of the other Lessee Documents, the Pass Through Trust Agreement and any other Operative Document to which Lessee is a party constitute (or, in the case of documents to be executed on the Delivery Date, will constitute) the legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors or lessors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

            (vi) except for (A) the filing of the Trust Agreement and related affidavits with the FAA, (B) the registration of the Aircraft pursuant to the Transportation Code, (C) the filing for recording pursuant to the Transportation Code of the Lease with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached thereto and made a part thereof, the Trust Indenture with the Trust Supplement attached thereto and made a part thereof and the FAA Bill of Sale, (D) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security interests created by such documents under the Uniform Commercial Code of Virginia and Utah and such other states as may be specified in the opinion furnished pursuant to Section 4(a)(x) hereof and (E) the taking of possession by the Indenture Trustee of the original chattel paper counterpart of each of the Lease and the Lease Supplement covering the Aircraft, no further filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction) or other action is necessary or advisable under the laws of the United States of America or any State thereof in order to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against Lessee and any third parties, or to perfect the security interest in favor of the Indenture Trustee in the Owner Trustee's interest in the Aircraft (with respect to such portion of the Aircraft as is covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107) and in the Lease in any applicable jurisdiction in the United States;

            (vii) neither Lessee nor any of its Affiliates or anyone acting on their behalf (including Capstar Partners, LLC) has directly or indirectly offered any interest in the Trust Estate, the Equipment Notes or the Pass Through Certificates for sale to any Person other than in a manner permitted by the Securities Act and by the rules and regulations thereunder;

            (viii)Lessee is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

            (ix) no event has occurred and is continuing which constitutes a Lease Default or Lease Event of Default;

            (x) the Aircraft has been duly certified by the FAA as to type and airworthiness and no event has occurred and is continuing which constitutes an Event of Loss or would constitute an Event of Loss with the lapse of time;

            (xi) Lessee is solvent and will not be rendered insolvent by the sale of the Aircraft; after the sale of the Aircraft the capital of Lessee will not be unreasonably small for the conduct of the business in which Lessee is engaged or is about to engage; Lessee has no intention or belief that it is about to incur debts beyond its ability to pay as they mature; and Lessee's sale of the Aircraft is made without any intent to hinder, delay or defraud either present or future creditors;

            (xii) none of the proceeds from the issuance of the Equipment Notes or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee to purchase or carry any "margin security" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System;

            (xiii)on the Delivery Date, all sales or use tax then due and for which Lessee is responsible pursuant to Section 6(b)(i) hereof shall have been paid, other than such taxes which are being contested by Lessee in good faith and by appropriate proceedings (and in respect of which Lessee has established and maintains adequate reserves) so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft;

            (xiv) except as may have been disclosed in the Lessee's reports filed with the Securities and Exchange Commission on or prior to the Delivery Date, there are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency that individually or in the aggregate which could be expected to have a material adverse effect on the condition (financial or otherwise), business or properties of Lessee and its subsidiaries existing on the date of this Agreement, considered as one enterprise, or the ability of Lessee to perform its obligations under the Lessee Documents, the Pass Through Trust Agreements and any other Operative Document to which Lessee is a party;

            (xv) the Owner Trustee will receive good and marketable title to the Aircraft from Lessee free and clear of all Liens, except the rights of Lessee under the Lease and the Lease Supplement covering the Aircraft, the Lien of the Trust Indenture, the beneficial interest of the Owner Participant in the Aircraft, and the Liens permitted by clause (iv) (solely for Taxes not yet due but excluding any such Taxes being contested) and clause (v) of Section 6 of the Lease (solely securing obligations that are not yet due, but excluding any such obligations being contested);

            (xvi) the audited consolidated balance sheet of Lessee with respect to fiscal year ended December 31, 1999 included in Lessee's annual report on Form 10-K for the year ended December 31, 1999, as such Form 10-K may have been amended through the Delivery Date, filed by Lessee with the SEC, and the related consolidated statements of income, stockholders' equity and cash flows for the period then ended, have been prepared in conformity with GAAP and present fairly in all material respects the financial condition of Lessee and its consolidated subsidiaries as of such date and the result of its operations and cash flows for such period;

            (xvii)Lessee holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Lessee to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or properties of Lessee and its subsidiaries existing on the date of this Agreement, considered as one enterprise and; provided that any such failure will not prevent Lessee from performing its obligations under the Lessee Documents, Pass Through Trust Agreements, or any other Operative Document to which the Lessee is a party;

            (xviii) each of the Owner Trustee, and the Indenture Trustee is entitled to the protection of Section 1110 of the Bankruptcy Code in connection with its right to take possession of the Airframe and Engines in the event of a case under the Bankruptcy Code in which Lessee is a debtor;

            (xix) assuming the truth of the representations contained in
      Section 7(1), neither Lessee nor any Plan nor any trust created thereunder has engaged in a "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to the Transactions contemplated hereby which could subject Lessee or the Owner Participant to any Tax or penalty pursuant to
      Section 4975 of the Code or Section 502(i) of ERISA;

            (xx) no part of the funds used or to be used by Lessee to satisfy its obligations under the Operative Documents constitute or will constitute assets of any "employee benefit plan" as defined in
      Section 3(3) of ERISA or any "plan" within the meaning of Section 4975(e)(1) of the Code.

            (b)  General Tax Indemnity.

            (i) Indemnity. Except as provided in Section 6(b)(ii) hereof, Lessee hereby agrees to indemnify, protect, defend and hold harmless each Indemnitee on an after-tax basis for all Taxes imposed by the United States or any state, local or foreign government or taxing authority upon or with respect to (A) the Aircraft, the Airframe, an Engine or any Part, (B) the manufacture, ownership, delivery, lease, sale, alteration, change in registration, sublease, possession, use, operation, condition, maintenance, financing, inspection, overhaul, testing, modification, storage, purchase, acceptance, rejection, return, non-delivery or registration of or other disposition, action or event with respect to the Aircraft, the Airframe, an Engine or any Part, (C) the rentals or receipts from the Aircraft, (D) the payments made pursuant to any of the Operative Documents, (E) the interest and principal paid with respect to the Equipment Notes and (F) the income or proceeds from the property held in the Trust Estate or the Trust Indenture Estate.

            (ii)  Exclusions from General Tax Indemnity.  The provisions of
      Section 6(b)(i) shall not apply to:

                  (1) Taxes on, based on, measured by or with respect to
            the gross or net income, gross or net receipts, minimum or alternative taxes, tax preferences, capital, net worth, franchise or conduct of business (but not excluding sales, use, license, rental, ad valorem, non-recoverable value added tax (to the extent that such ad valorem or value added tax is not imposed as a substitute for an income tax and, if imposed as a substitute for an income tax, to the extent such ad valorem or value added tax exceeds the income tax that it replaces) or property taxes) imposed by the United States or by any state or local government or taxing authority in the United States or by any foreign government or taxing authority except to the extent such Tax (a) is imposed in a jurisdiction where such Indemnitee would not have been subject to tax but for (x) the use, location or operation of the Aircraft, the Airframe, an Engine or any Part in such jurisdiction or (y) the presence or activities of Lessee within such jurisdiction and (b) exceeds the Tax that would have been imposed on the Indemnitee regardless of the use, location or operation of the Aircraft, the Airframe, an Engine or any Part in such jurisdiction or the presence or activities of Lessee within such jurisdiction;

                  (2) Taxes that would not have been imposed but for a Lessor's Lien;

                  (3) Taxes resulting from a voluntary sale, assignment,
            transfer or other disposition by the Indemnitee of the Aircraft, the Airframe, an Engine or any Part, the Trust Estate, the Trust Indenture Estate, the Equipment Notes, the Pass Through Certificates or the Operative Documents, or any interest therein unless such transfer or other disposition occurs (1) (x) by reason of the exercise of Lessor or the Owner Participant of remedies in accordance with and pursuant to
            Section 15 of the Lease when a Lease Event of Default has occurred and is continuing, or (y) as a result of the substitution or replacement of the Aircraft, the Airframe, an Engine or any Part or (2) in the case of an Indemnitee other than Lessor or the Owner Participant, while a Lease Event of Default is continuing;

                  (4) Taxes resulting from a transfer of the Aircraft,
            Airframe, an Engine or any Part, or the Trust Estate arising out of or relating to bankruptcy or similar proceedings involving the Owner Participant;

                  (5) Taxes resulting from the willful misconduct or gross negligence of the Indemnitee;

                  (6) Taxes relating to the Aircraft, the Airframe, an
            Engine or any Part for any period after (x) the expiration or early termination of the Lease in accordance with the terms of the Lease or (y) the return of the Aircraft, the Airframe, an Engine or any Part by Lessee to Owner Trustee or Owner Participant in accordance with the terms of the Lease (in each case as it relates to Taxes for the returned items) or placement of the Aircraft in storage at the request of the Owner Trustee in accordance with the terms of the Lease, except to the extent that Taxes are incurred in connection with the exercise of any remedies of Lessor or the Owner Participant in accordance with and pursuant to Section 15 of the Lease when a Lease Event of Default has occurred and is continuing;

                  (7) Taxes imposed on any transferee (a) if such Tax would
            not have been imposed on the original Indemnitee, or (b) to the extent such Tax exceeds the amount of Tax that would have been imposed on the original Indemnitee;

                  (8)   Taxes which have been included in the Lessor's
            Cost;

                  (9) Taxes imposed by a government or taxing authority of
            any jurisdiction to the extent such Taxes would have been imposed on the Indemnitee solely by reason of activities or property of such Indemnitee in such jurisdiction unrelated to the transactions contemplated by the Operative Documents;

                  (10) Taxes being contested pursuant to the contest provisions contained in Section 6(b)(iv);

                  (11) Taxes imposed on the Owner Trustee or the Indenture
            Trustee based on, measured by or imposed with respect to any fees, commissions or compensation received by it for services rendered in its capacity as Owner Trustee or Indenture Trustee, as the case may be;

                  (12) With respect to Lessor and the Owner Participant
            only, Taxes imposed on an Indemnitee and indemnified under the Tax Indemnity Agreement;

                  (13) Interest, penalties and additions to Tax to the
            extent imposed as a result of the failure of the Indemnitee to timely and properly file any return, unless such failure is caused by Lessee's failure to timely provide information required to be provided under the Operative Documents;

                  (14) Taxes that would not have been imposed but for an Indemnitee's breach of any covenant or the inaccuracy of any representation or warranty of such Indemnitee in any of the Operative Documents;

                  (15) Taxes in the nature of an intangible or similar Tax
            imposed upon, or with respect to, (a) the value of the Owner Participant's interest in the Trust Estate or the Indenture Trust Estate or (b) the value or the principal amount of any Lender's interest in any of the Equipment Notes;

                  (16) U.S. withholding taxes imposed on payments to a foreign person which is a Participant;

                  (17) Taxes imposed by section 4975 of the Code or any successor provision thereto; and

                  (18) With respect to Lessor and the Owner Participant
            only, Taxes imposed as a result of the transactions contemplated to consummate the like kind exchange of the Aircraft between the Owner Participant and the Intermediary pursuant to the like kind exchange documents identified in
            Section 2(c).(4)

      References to the Owner Participant shall include such Person's respective successors and permitted assigns, officers, directors, servants, employees, agents and Affiliates.

            (iii) Payments. The Lessee's indemnity obligation to an Indemnitee under this Section 6(b) shall include any amount necessary to hold such Indemnitee harmless (as determined in good faith by such Indemnitee), after taking into account any tax benefits actually realized by such Indemnitee (including, without limitation, any benefits realized as a result of an indemnifiable Tax being utilized by such Indemnitee as a credit against Taxes not indemnifiable under this Section 6(b)), from the net amount of all Taxes actually required to be paid by such Indemnitee by reason of the receipt or accrual of the amounts payable under this Section 6(b). Each Indemnitee shall provide Lessee with such certifications, information and documentation as shall be reasonably requested by Lessee to minimize any indemnity payment pursuant to this Section 6(b).
--------
(4)     Include in like-kind exchange transactions only.

      At Lessee's request, the computation of the amount of any indemnity payment owed by Lessee or any amount owed by an Indemnitee to Lessee pursuant to this Section 6(b) shall be verified and certified by a nationally recognized independent public accounting firm mutually selected by the Indemnitee and Lessee. The costs of such verification (including the fee of such public accounting firm) shall be borne by Lessee unless such verification shall result in an adjustment in Lessee's favor of 5% or more of the net present value of the payment as computed by such Indemnitee, in which case the costs shall be paid by such Indemnitee.

      Each Indemnitee shall promptly forward to Lessee any written notice, bill or advice received by it from any government or taxing authority concerning any Tax for which it seeks indemnification under this Section 6(b); provided, however, the failure to provide such notice shall not adversely affect such Indemnitee's right to indemnity under this Section 6(b) except to the extent such failure materially adversely affects the contest of the Tax. Lessee shall pay any amount for which it is liable pursuant to this Section 6(b) directly to the appropriate government or taxing authority if legally permissible or, upon demand of an Indemnitee, to such Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with Section (6)(b)(iv), within 30 days after a Final Determination (as defined below)), but in no event more than one business day prior to the date the Tax to which such amount payable hereunder relates is due, provided, Lessee shall not be required to make any payment pursuant to this Section 6(b)(iii) unless the Indemnitee elects to pay such Tax claimed and sue for a refund as provided in Section 6(b)(iv). If requested by an Indemnitee in writing, Lessee shall furnish to the appropriate Indemnitee the original or a certified copy of a receipt for Lessee's payment of any Tax or such other evidence of payment of Tax. For purposes of this Section 6(b), a "Final Determination" shall mean (A) a decision, judgment, decree or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Section 6(b)(iv), which decision, judgment, decree or other order has become final and unappealable, (B) a closing agreement or settlement agreement entered into in accordance with Section 6(b)(iv) that has become binding and is not subject to further review or appeal absent fraud or misrepresentation or
(C) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

      If any Indemnitee shall actually realize a tax savings by reason of any Tax paid or indemnified by Lessee pursuant to this Section 6(b) and such savings was not otherwise taken into account in computing such payment or indemnity, such Indemnitee shall pay to Lessee an amount equal to the lesser of (A) the amount of such tax savings, plus any additional tax savings actually realized as the result of any payment made pursuant to this sentence and (B) the amount of all payments made by Lessee to such Indemnitee (reduced by any payments previously made by such Indemnitee to Lessee pursuant to this Section 6(b)), and the excess, if any, of the amount described in clause (A) over the amount described in clause (B) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Lessee to make payments to such Indemnitee pursuant to this
Section 6(b)). No Indemnitee shall have any obligation to make any payment while a Lease Event of Default has occurred and is continuing.

      Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of any tax benefit referred to in this Section 6(b) pursuant to a Final Determination by a tax authority as to which such Indemnitee has made the payment to Lessee required hereby or which tax benefit was otherwise taken into account in computing Lessee's indemnity obligation pursuant to this Section 6(b) in a taxable year subsequent to the utilization by such Indemnitee shall be treated as a Tax for which Lessee is obligated to indemnify pursuant to this Section 6(b).

            To the extent permitted by applicable law, interest at the Base Rate plus two percent (2.0%) shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 6(b) until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

            Any amount which is payable to Lessee by any Person pursuant to this Section 6(b) shall not be paid to Lessee if a Lease Event of Default has occurred and is continuing or if any payment is due and owing by Lessee to such Person under the Lease or any other Operative Document. Any such amount shall be held by such Person (the Lessee hereby granting a security interest in such amount to such Person) and, if a Lease Event of Default shall have occurred and be continuing, shall be applied against Lessee's obligations hereunder to such Person as and when due (and, to the extent that Lessee has no obligations hereunder to such Person, such amount shall be paid to Lessee). At such time as there shall not be continuing any such Lease Event of Default or there shall not be due and owing any such payment, such amount (to the extent not theretofore applied as provided herein) shall be paid to Lessee to the extent not previously applied in accordance with the immediately preceding sentence.

            (iv) Contests. If a written claim is made against an Indemnitee or if any proceeding is commenced against an Indemnitee (including a written notice of such proceeding) for Taxes as to which Lessee could be liable for payment or indemnity hereunder, or if an Indemnitee makes a determination that a Tax is due for which Lessee could have an indemnity obligation hereunder, such Indemnitee shall promptly give Lessee notice in writing of such claim (provided, however, that the failure to provide such notice shall not affect Lessee's obligations hereunder to the Owner Participant unless such failure shall materially adversely affect the right to contest such claim) and shall not take any action with respect to such claim or Tax without the consent of Lessee for 30 days following the receipt of such notice by Lessee; provided, however, that, if such Indemnitee shall be required by law to take action prior to the end of such 30-day period, such Indemnitee shall, in such notice to Lessee, so inform Lessee, and such Indemnitee shall take no action for as long as it is legally able to do so (it being understood that an Indemnitee shall be entitled to pay the Tax claimed and sue for a refund prior to the end of such 30-day period if (A)(I) the failure to so pay the Tax would result in substantial penalties (unless immediately reimbursed by Lessee) and the act of paying the Tax would not prejudice the right to contest or (II) the failure to so pay would result in criminal penalties and (B) such Indemnitee shall act in connection with paying the Tax in the manner that is the least prejudicial to the pursuit of the contest). In addition, such Indemnitee shall (provided that Lessee shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish Lessee with copies of any requests for information from any taxing authority relating to such Taxes with respect to which Lessee may be required to indemnify hereunder. If requested by Lessee in writing within 30 days after its receipt of such notice, such Indemnitee shall, at the expense of Lessee (including all reasonable out-of-pocket costs, in-house attorney fees and outside attorney and accountants fees), in good faith contest (or, if permitted by applicable law, allow Lessee to contest, but not if such contest involves issues unrelated to the transactions contemplated by the Operative Documents that cannot be severed from issues related to such indemnifiable Taxes by good faith diligent efforts) through appropriate administrative and judicial proceedings the validity, applicability or amount of such Taxes by (X) resisting payment thereof, (Y) not paying the same except under protest if protest is necessary and proper or (Z) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative and/or judicial proceeding. If requested to do so by Lessee in writing, the Indemnitee shall appeal any adverse administrative or judicial decision, except that the Indemnitee shall not be required to pursue any appeals to the United States Supreme Court. If and to the extent the Indemnitee is able to separate the contested issue or issues from other issues arising in the same administrative or judicial proceeding that are unrelated to the transactions contemplated by the Operative Documents without, in the good faith judgment of such Indemnitee, adversely affecting such Indemnitee, such Indemnitee shall permit Lessee to control the conduct of any such proceeding and shall provide to Lessee such information or data that is in such Indemnitee's control or possession that is reasonably necessary to conduct such contest. In the case of a contest controlled by an Indemnitee, such Indemnitee shall consult with Lessee in good faith regarding the manner of contesting such claim and shall keep Lessee reasonably informed regarding the progress of such contest. An Indemnitee shall not fail to take any action expressly required by this Section 6(b)(iv) (including, without limitation, any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without the prior written consent of Lessee (except as contemplated by this Section 6(b)(iv)).

      Notwithstanding the foregoing, in no event shall an Indemnitee be required to pursue any contest (or to permit Lessee to pursue any contest) unless (A) Lessee shall have agreed to pay such Indemnitee on demand all reasonable out-of-pocket costs, in- house attorney fees and outside attorney and accountants fees that such Indemnitee shall incur in connection with contesting such claim, (B) if such contest shall involve the payment of the claim, Lessee shall advance the amount thereof plus (to the extent indemnified hereunder) interest, penalties and additions to tax with respect thereto that are required to be paid prior to the commencement of such contest on an interest-free basis and with no additional net after-tax cost to such Indemnitee (and such Indemnitee shall promptly pay to Lessee any net realized tax benefits resulting from any imputed interest deduction arising from such interest free advance from Lessee plus any tax benefits resulting from making any such payment), (C) such Indemnitee shall have reasonably determined that the action to be taken will not result in any material risk of forfeiture, sale or loss of the Aircraft (unless Lessee shall have made provisions to protect the interests of any such Indemnitee), (D) no Lease Event of Default shall have occurred and be continuing at the time the contest is begun unless Lessee has provided security for its obligations hereunder by advancing to such Indemnitee before proceeding with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Indemnitee for reasonable expenses, (E) in the case of a contest that is being pursued by an Indemnitee, the aggregate amount of the claim (together with the amount of all related claims that have been or could be raised with any or all of the other Aircraft leased by the Owner Participant to Lessee or raised in any other audit for which Lessee would have an indemnity obligation under this Section 6(b)(iv)) is at least $50,000 and (F) if requested prior to or during the contest by the Indemnitee, independent tax counsel selected by Lessee and reasonably acceptable to the Indemnitee, renders to the Indemnitee a written opinion that there is a reasonable basis (under the standard set forth in ABA Formal Opinion 85-352 or any successor thereto) for contesting such claim. Notwithstanding the foregoing, (X) Lessee shall not be permitted to contest in the name of the Indemnitee if such contest involves Taxes based on or measured by the gross or net income of the Indemnitee and, provided, that if the Indemnitee determines in good faith that it is reasonably likely that such contest may have a material adverse impact on the Indemnitee, such Indemnitee may retain or reassert control of any contest Lessee would otherwise be permitted to contest, and (Y) if any Indemnitee shall release, waive, compromise or settle any claim which may be indemnifiable by Lessee pursuant to this Section 6(b) without the written permission of Lessee, Lessee's obligation to indemnify such Indemnitee with respect to such claim (and any claim the contest of which is materially prejudiced as a result of the release, waiver, compromise or settlement) shall terminate, subject to this Section 6(b)(iv), and subject to Section 6(b)(iii), such Indemnitee shall repay to Lessee any amount previously paid or advanced to such Indemnitee with respect to such claim, plus interest at the rate that would have been payable by the relevant taxing authority with respect to a refund of such Tax.

            (v) Refunds. If any Indemnitee shall receive a refund or credit (or would have received such refund or credit but for a counterclaim or other claim not indemnified by Lessee hereunder (a "deemed refund or credit")) with respect to all or any part of any Taxes paid, reimbursed or advanced by Lessee, in each case, whether by means of a deduction, credit, refund or otherwise, and which was not taken into account in computing such payment or indemnity, such Indemnitee shall pay to Lessee within 30 days of such receipt or, in the case of a deemed refund or credit, within 30 days of the resolution of such contest, an amount equal to the lesser of (A) the amount of such refund or credit or deemed refund or credit actually realized by such Indemnitee, plus any additional tax savings actually realized by such Indemnitee as a result of any payment made pursuant to this sentence (including clause (A)), and (B) such tax payment, reimbursement or advance by Lessee to such Indemnitee theretofore made pursuant to this Section 6(b) and the excess, if any, of the amount described in clause (A) over the amount described in clause (B) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Lessee to make payments to such Indemnitee pursuant to this Section 6(b)). If, in addition to such refund or credit (or deemed refund or credit), such Indemnitee shall receive or be credited with (or would have received but for a counterclaim or other claim not indemnified by Lessee hereunder) an amount representing interest on the amount of such refund or credit or deemed refund or credit, as the case may be, such Indemnitee shall pay to Lessee within 30 days of such receipt or, in the case of a deemed refund or credit, within 30 days of the resolution or such contest, that portion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by Lessee prior to the receipt of such refund or credit or deemed refund or credit. Each Indemnitee agrees to reasonably cooperate with Lessee in claiming and pursuing any such refunds or credits of any Taxes payable or indemnifiable pursuant to this Section 6(b).

            (vi) Tax Filing. If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 6(b), Lessee shall timely file the same (except for any such report, return or statement which an Indemnitee has timely notified Lessee in writing that such Indemnitee intends to file, or for which such Indemnitee is required by law to file, in its own name); provided, that the relevant Indemnitee shall furnish Lessee with any information in such Indemnitee's possession or control that is reasonably necessary to file any such return, report or statement and is reasonably requested in writing by Lessee, but in no event shall be obligated to furnish tax returns, although it may be required to furnish relevant information contained therein. Lessee shall either file such report, return or statement and send a copy of such report, return or statement to such Indemnitee, and the Owner Trustee if the Indemnitee is not the Owner Trustee, or, where Lessee is not permitted to file such report, return or statement, it shall notify such Indemnitee of such requirement and prepare and deliver such report, return or statement to such Indemnitee in a manner satisfactory to such Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed.

            (vii) Forms. Each Indemnitee agrees to furnish from time to time to Lessee or the Indenture Trustee or to such other Person as Lessee or the Indenture Trustee may designate, at Lessee's or the Indenture Trustee's request, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any government or taxing authority, if (A) such reduction or exemption is available to such Indemnitee and (B) Lessee has provided such Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Indemnitee.

            (viii)Non-Parties. If an Indemnitee is not a party to this Agreement, Lessee may require the Indemnitee to agree in writing, in a form reasonably acceptable to Lessee, to the terms of this Section 6(b) prior to making any payment to such Indemnitee under this
      Section 6(b).

            (ix) Subrogation. Upon payment of any Tax by Lessee pursuant to this Section 6(b) to or on behalf of an Indemnitee, Lessee, without any further action, shall be subrogated to any claims that such Indemnitee may have relating thereto. Such Indemnitee shall cooperate with Lessee to permit Lessee to pursue such claims.

            (c) General Indemnity. Lessee hereby agrees to indemnify each Indemnitee against, and agrees to protect, save and keep harmless each of them from (whether or not the transactions contemplated herein or in any of the other Lessee Documents, the Pass Through Trust Agreement or any other Operative Documents to which Lessee is a party are consummated), any and all Expenses imposed on, incurred by or asserted against any Indemnitee, in any way relating to, based on or arising out of (A) the execution, delivery and performance of the Operative Documents or the Pass Through Documents and the Transactions contemplated hereby and thereby; (B) the manufacture, purchase, acceptance or rejection of the Airframe or any Engine or Parts;
(C) the registration, reregistration, financing, refinancing, ownership, delivery, nondelivery, inspection, lease, sublease, possession, storage, use, non-use, operation, maintenance, overhaul, testing, modification, alteration, condition, replacement, repair, substitution, sale, transfer, return, or other disposition of the Aircraft, Airframe, Engine(s) (or any engine used on the Airframe) or any Part or part used on the Aircraft, the Airframe or any Engine (or any engine used on the Airframe) by Lessee, any Sublessee or any other Person including, without limitation, any violation of law relating to the Aircraft (including environmental and noise pollution laws), latent or other defects, whether or not discoverable, strict tort liability and any claim for patent, trademark or copyright infringement; (D) the offer or sale of any interest in the Aircraft, the Trust Estate or the Trust Agreement or any similar interest on or prior to the Delivery Date (including any violation of securities laws or ERISA) and any Lien relating to or arising during such period; (E) the offer, sale or delivery of any interest in the Equipment Notes or the Pass Through Certificates (or other evidence of the debt relating to the Aircraft) on the Delivery Date or in connection with a refinancing in accordance with the terms hereof (including any violation of securities laws or ERISA); and
(F) the Transactions contemplated by the Lessee Documents, the Pass Through Trust Agreement and the other Operative Documents to which the Lessee is a party; provided, that the foregoing indemnity shall not extend to an Indemnitee with respect to any Expense to the extent such Expense is directly related to one or more of the following: (1) any representation or warranty by such Indemnitee in the Operative Documents or the Pass Through Documents being incorrect (except to the extent such representation or warranty was based on a Lessee representation or warranty which was incorrect), or (2) the failure by such Indemnitee to perform or observe any of its agreements, covenants or conditions in any of the Operative Documents or the Pass Through Documents, or (3) the willful misconduct or the gross negligence of such Indemnitee, or (4) (A) in the case of any Indemnitee, the offer, sale or other disposition (voluntary or involuntary) by such Indemnitee of all or any part of its interest in the Airframe, any Engine or any Part (other than during the continuance of a Lease Event of Default or pursuant to and in accordance with Sections 9, 10, 15, 19 or 20 of the Lease), (B) in the case of a Note Holder, the offer, sale or other disposition (voluntary or involuntary) by such Note Holder of all or any part of its interest in any Equipment Note or (C) in the case of any Indemnitee, the offer, sale or other disposition by such Indemnitee of all or any part of such Indemnitee's interest in the Operative Documents, except to the extent such offer, sale or other disposition is made while a Lease Event of Default has occurred and is continuing and in accordance with the Operative Documents, or (5) any Tax (other than taxes under ERISA or Section 4975 of the Code that are not excluded from the foregoing indemnity by reason of clause 18 below) whether or not Lessee is required to indemnify for such Tax pursuant to Section 6(b) hereof (it being understood that Section 6(b) hereof and the Tax Indemnity Agreement exclusively provide for Lessee's liability with respect to Taxes), or (6) in the case of the Owner Participant, the offer, sale or other disposition by the Owner Participant after the Delivery Date of any interest in the Trust Estate or the Trust Agreement or any similar interest except to the extent such offer, sale or other disposition is made (A) while a Lease Event of Default has occurred and is continuing and (B) in accordance with
Section 7(j), or (7) in the case of the Owner Trustee in its individual and trust capacities, and the Affiliates, successors and assigns thereof, a failure on the part of the Owner Trustee to distribute in accordance with the Trust Agreement any amounts distributable by it thereunder, or (8) in the case of the Indenture Trustee in its individual and trust capacities, failure on the part of the Indenture Trustee to distribute in accordance with the Trust Indenture any amounts distributable by it thereunder, or (9) in the case of any Pass Through Trustee, failure on the part of such Pass Through Trustee or the Subordination Agent to distribute in accordance with the Intercreditor Agreement and the Pass Through Trust Agreements amounts distributable thereunder, or (10) the authorization, giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Documents which amendments, supplements, waivers or consents (a) are not or were not requested by Lessee, (b) are not occasioned by a specific requirement of the Operative Documents, and (c) are not entered into in connection with the exercise of remedies pursuant to Section 15 of the Lease while a Lease Event of Default has occurred and is continuing or (11) except to the extent fairly attributable to acts or events occurring, or circumstances or conditions existing, during the Term or actions taken (or required to be taken and not taken) during the Term, actions taken (or required to be taken and not taken) or events occurring after the earlier of: (I) the return of possession of the Aircraft to the Owner Trustee or its designee (including the placement in storage pursuant to Section 5 of the Lease) pursuant to and in accordance with the terms of the Lease unless and to the extent an Expense is directly related to actions, omissions or events occurring in connection with the exercise of remedies under Section 15 of the Lease while a Lease Event of Default has occurred and is continuing, (II) the termination of the Term in accordance with Section 9 of the Lease, (III) the payment by Lessee of all amounts required to be paid under the Lease and the other Operative Documents following an Event of Loss or (IV) termination of the Lease and payment by Lessee of all amounts required to be paid by Lessee pursuant to the terms of the Operative Documents or (12) any amount which any Indemnitee expressly agrees to pay under any Operative Document or any amount which is expressly stated to be an Expense that is not reimbursable by Lessee under the Operative Documents, or (13) any amount that is an ordinary and usual operating or overhead expense of any Indemnitee (it being understood out-of-pocket expenses payable to third parties do not constitute "ordinary and usual operating and overhead expenses"), or (14) any amounts relating to the deregistration with the FAA of the Aircraft as a result of the Owner Participant or the Owner Trustee, as the case may be, not being a Citizen of the United States or any other act or omission of the Owner Trustee, the Owner Participant or such Indemnitee, other than during the continuance of a Lease Event of Default when the Lease has been duly declared (or deemed declared) in default and the Owner Trustee is exercising remedies thereunder seeking to dispossess Lessee of its interest in the Aircraft or
(15) any amounts attributable to any Lien which such Indemnitee is required to remove pursuant to the terms of the Operative Documents or the Pass Through Documents, or (16) any loss of tax benefits or increases in tax liability whether or not the Lessee is required to indemnify an Indemnitee elsewhere in the Operative Documents, or (17) principal of, or interest or premium on the Equipment Notes or (18) any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, occurring with respect to the purchase or holding of any Pass Through Certificate (i) over which purchase or holding the Owner Participant or any Affiliate thereof has discretion or control (other than in the capacity of a directed trustee or custodian), or (ii) by an employee benefit plan, within the meaning of Section 3(3) of ERISA, or individual retirement account or plan subject to Section 4975 of the Code with respect to which the Owner Participant (or any Affiliate thereof) has the power, directly or indirectly, to appoint or terminate, or to negotiate the terms of the management agreement with, the Person or Persons having discretion or control (other than in the capacity of a directed trustee or custodian), over such purchase or holding, or (19) without limiting any indemnification otherwise expressly provided under the Operative Documents, any amount payable under the Pass Through Documents (other than the Participation Agreement) to the extent not included in the definition of Supplemental Rent.

            Lessee's indemnity obligation to an Indemnitee under this
Section 6(c) shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this
Section 6(c) and any tax benefits realized by such Indemnitee as a result of the accrual or payment of such Expense shall equal the amount of the Expense indemnifiable under this Section 6(c).

            If any Indemnitee shall realize a tax savings by reason of any Tax paid or indemnified by Lessee pursuant to this Section 6(c) (whether such tax savings shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) and such savings is not otherwise taken into account in computing such payment or indemnity, such Indemnitee shall pay to Lessee an amount equal to the lesser of (i) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as if, and to the extent, realized or (ii) the amount of all payments pursuant to this Section 6(c) by Lessee to such Indemnitee (less any payments previously made by such Indemnitee to Lessee pursuant to this Section 6(c)) (and the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Lessee to make payments to such Indemnitee pursuant to this Section 6(c)). No Indemnitee shall have any obligation to make any such payment while a Lease Event of Default has occurred and is continuing.

            Nothing in this Section 6(c) shall be construed as a guaranty by Lessee of payments due pursuant to the Equipment Notes or of the residual value of the Aircraft.

            If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to Lessee; provided that the failure to give such notice shall not affect the obligations of Lessee hereunder except to the extent Lessee is prejudiced by such failure to give notice in a timely manner or the Lessee's indemnification obligations are increased as a result of such failure, in which case, Lessee's obligations shall be released to the extent of such increase. If no Lease Event of Default shall have occurred and be continuing, Lessee shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, (A) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use commercially reasonable efforts to obtain such severance) and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Lessee's sole expense, to participate therein. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted
Lien) on, the Aircraft, the Trust Estate, the Trust Indenture Estate or any part thereof unless in such an event Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or if such proceedings could result in any criminal liability for an Indemnitee. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Lessee pursuant to the preceding provisions.

            The affected Indemnitee shall supply Lessee with such information reasonably requested by Lessee as is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 6(c). Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 6(c).

            Lessee shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 6(c).

            Upon payment of any Expense pursuant to this Section 6(c), Lessee, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto. The Indemnitee agrees to give such further assurances or agreements and to cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee.

            If an Indemnitee is reimbursed, in whole or in part, with respect to any Expense paid by Lessee hereunder, except as otherwise provided herein, it will promptly pay the amount refunded, including interest received thereto (but not an amount in excess of the amount Lessee or any of its insurers has paid in respect of such Expense pursuant to this
Section 6(c)) over to Lessee.

            To the extent permitted by applicable law, interest at the Base Rate plus two percent (2.0%) shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 6(c) until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

            Any amount which is payable to Lessee by any Person pursuant to this Section 6(c) shall not be paid to Lessee if a Specified Default or Lease Event of Default has occurred and is continuing. Any such amount shall be held by such Person (the Lessee hereby granting a security interest in such amount to such Person) and, if a Specified Default or Lease Event of Default shall have occurred and be continuing, shall be applied against Lessee's obligations hereunder to such Person as and when due (and, to the extent that Lessee has no obligations hereunder to such Person, such amount shall be paid to Lessee). At such time as there shall not be continuing any such Specified Default or Lease Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the immediately preceding sentence.

            (d) Section 1031 Exchange Indemnity. The Owner Participant hereby agrees to indemnify Lessee and its Affiliates against, and agrees to protect, defend and keep harmless each of them from, any and all Expenses (including, but not limited to, all Taxes) imposed on, incurred by or asserted against Lessee and its Affiliates in any way relating to, based on or arising out of the transactions contemplated to consummate the like kind exchange of the Aircraft between Owner Participant and the Intermediary, pursuant to the agreements listed in Section 2(c) hereof, between the Owner Participant and the Intermediary. The notice, contest and payment rules set forth in Section 6(c) of this Agreement shall apply for purposes of this indemnity.(5)

--------
(5)     Include in like-kind exchange transactions only.

      SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (a) Covenants Regarding Citizenship. Each of the Owner Participant and First Security Bank, National Association, in its individual capacity, represents and warrants to the other parties to this Agreement that it is, and on the Delivery Date will be, a Citizen of the United States without making use of any voting trust, voting powers agreement or similar arrangement. The Owner Participant agrees, solely for the benefit of Lessee and the Loan Participants, that if (i) it shall cease to be, or believes itself likely to cease to be, a Citizen of the United States and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Transportation Code and regulations then applicable thereunder, then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) as soon as is reasonably practicable, but in any event within sixty (60) days of when a Senior Vice President, Contract Manager of GE Capital Aviation Services, Inc., or any other responsible officer of the Owner Participant, customarily having responsibilities for transactions comparable to the Transactions, obtains actual knowledge of such ineligibility and loss of citizenship effect a voting trust, voting powers agreement or other similar arrangement or take any other action as may be necessary to prevent any deregistration and to maintain the United States registration of the Aircraft. It is agreed that: (A) the Owner Participant shall be liable to pay on request to Lessee and to each holder of an Equipment Note for any damages suffered by Lessee or any holder as the result of the representation and warranty of the Owner Participant in the first sentence of this Section 7(a) proving to be untrue as of the Delivery Date; and (B) the Owner Participant shall be liable to Lessee, any Sublessee and the Loan Participants for any damages which may be incurred by Lessee, any Sublessee or the Loan Participants as a result of the Owner Participant's failure to comply with its obligations pursuant to the second sentence of this Section 7(a). Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in complying with its obligations under the provisions of the second sentence of this Section 7(a). First Security Bank, National Association, in its individual capacity, agrees that if at any time a responsible officer or responsible employee of the Corporate Trust Department of First Security Bank, National Association, shall obtain actual knowledge that First Security Bank, National Association, has ceased to be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Transportation Code as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on the Loan Participants, Lessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. If the Owner Participant or First Security Bank, National Association, in its individual capacity, does not comply with the requirements of this Section 7(a), the Owner Trustee, the Indenture Trustee and the Participants hereby agree that a Lease Default or Lease Event of Default shall not have occurred and be continuing due to non-compliance by Lessee with the registration requirements in the Lease.

            (b) Location of Records. First Security Bank, National Association, in its individual capacity, agrees that it will not change the location of its principal place of business or the office where it maintains its books and records with respect to the Aircraft and the Trust Estate to a location outside of Salt Lake City, Utah, without prior written notice to all parties.

            (c) Securities Act. Each Loan Participant represents and warrants that neither it nor anyone acting on its behalf has offered any Equipment Notes for sale to, or solicited any offer to buy any Equipment Note from, any Person or entity other than in a manner in compliance with, and which does not require registration under, the Securities Act or the rules and regulations thereunder.

            (d) Reregistration. The Owner Participant, the Indenture Trustee, the Pass Through Trustee and each Loan Participant agree that, at any time after the Depreciation Period, so long as no Specified Default or Lease Event of Default shall have occurred and be continuing, Lessee may elect to effect a change in registration of the Aircraft, at Lessee's cost and expense, so long as the country of registry of the Aircraft is a country listed in the last paragraph of this Section 7(d) and the United States maintains normal diplomatic relations with such country. Upon the request of the Lessee and provided no Lease Event of Default shall have occurred and be continuing, the country list in the last paragraph of this
Section 7(d) may be amended from time to time to include any other country which the Owner Participant and the Indenture Trustee have determined, acting reasonably, would provide substantially equivalent protection (both as a matter of law and practice) for the rights and remedies of owner participants, lessors or lenders in similar transactions as provided under the laws of the United States and the states thereof. In order for Lessee to effect a change in the country of registry of the Aircraft, Lessee shall deliver to the Owner Participant, the Owner Trustee (in its individual capacity) and the Indenture Trustee the following:

      (I) an Officer's Certificate certifying that (A) the insurance or self-insurance required by Section 11 of the Lease shall be in full force and effect at the time of such change in registration after giving effect to such change in registration, (B) all indemnities in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement) and the Indenture Trustee under any Operative Document afford each such party substantially the same protection as provided prior to such change of registry, (C) the lien of the Trust Indenture in favor of the Trustee will continue as a first priority lien following such change of registry, (D) such change will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify, the Owner Participant, the Note Holders, the Indenture Trustee, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), the Indenture Trustee or the Trust Estate pursuant to this Agreement or the Tax Indemnity Agreement, (E) that the new country of registry imposes aircraft maintenance standards not materially less stringent than those of any Permitted Foreign Air Authority, (F) any import or export permits necessary to take the Aircraft into or out of such jurisdiction of reregistration and any exchange permits necessary to allow all Rent and other payments provided for hereunder and under the other Operative Documents are in full force and effect to the extent obtainable with reasonable effort and to the extent customary to obtain, and (G) any value added tax, customs duty, tariff or other governmental charge or tax relating to the change in jurisdiction of registration of the Aircraft shall have been paid in full, or to the extent not yet due, adequately provided for, by Lessee; provided that the Owner -------- Participant shall not be required to accept any certificate unless the Owner Participant, in its reasonable judgment, agrees that the new country of registry imposes aircraft maintenance standards not materially less stringent than those of a Permitted Foreign Air Authority; and

      (II) a favorable opinion (subject to customary bankruptcy and equitable exceptions and to other exceptions customary in foreign legal opinions generally) of counsel (opinion and counsel reasonably acceptable to the Owner Participant, it being understood that the Owner Participant shall not be required to accept any opinion to the extent that it provides that there exists under the laws of the applicable jurisdiction possessory rights in favor of a lessee or sublessee which have the practical effect of materially prejudicing the Indenture Trustee's or Owner Trustee's ability to exercise remedies under the Lease if, in the Owner Participant's reasonable judgment, such possessory rights are materially greater than those available to lessees and sublessees under the laws of the United States) addressed to the Owner Participant, the Owner Trustee and the Indenture Trustee, from counsel of recognized reputation qualified in the laws of the relevant jurisdiction to the effect that: (A) the obligations of Lessee, and the rights and remedies of the Owner Trustee, under the Lease shall remain valid, binding and enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law); (B) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Owner Trustee, the Owner Participant or the Indenture Trustee (or any Affiliate thereof), as the case may be, for the Owner Trustee, the Owner Participant or the Indenture Trustee to register or qualify to do business in such jurisdiction; (C) there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction (it being agreed that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant is provided to cover such risk); (D) unless Lessee shall have agreed to provide insurance reasonably satisfactory to the Owner Participant and in an amount not less than Termination Value covering the risk of requisition of use or title of such Aircraft by the government of such jurisdiction so long as such Aircraft is registered under the laws of such jurisdiction, the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use or title of such Aircraft in the event of the requisition by such government of such use or title; and (E) after giving effect to such change in registration, the ownership interest of the Owner Trustee in the Aircraft (including each Engine) shall be recognized and the Lien of the Trust Indenture on the Owner Trustee's right, title and interest in and to the Aircraft and the Lease shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Owner Trustee, the Owner Participant and the Indenture Trustee shall have received a certificate (which shall be true and correct) from Lessee that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Owner Trustee, the Owner Participant and the Indenture Trustee on or prior to the effective date of such change in registration).

Upon receipt of the foregoing certificate and acceptable opinion, the Owner Participant and the Indenture Trustee will instruct the Owner Trustee to make such change of registration.

            Lessee shall pay all costs, expenses, fees, recording and registration Taxes, including the reasonable fees and expenses of counsel to the Owner Trustee, the Owner Participant and the Indenture Trustee, and other charges in connection with any such change in registration (including without limitation, costs of filing of financing statements and continuation statements under the Uniform Commercial Code of any applicable jurisdiction).

            The list of countries in which Lessee is permitted to effect a reregistration of the Aircraft in accordance with the procedures of this
Section 7(d) is as follows:

            Australia                               Malta
            Austria                                 Mexico
            Bahamas                                 Netherlands
            Belgium                                 New Zealand
            Bermuda                                 Norway
            Brazil                                  People's Republic of China*
            Canada                                  Phillippines
            Denmark                                 Portugal
            Finland                                 Republic of China (Taiwan)*
            France                                  Singapore
            Germany                                 South Korea
            Greece                                  Spain
            Grenada                                 Sweden
            Iceland                                 Switzerland
            India                                   Thailand
            Ireland                                 Tobago
            Italy                                   Trinidad
            Jamaica                                 Turkey
            Japan                                   United Kingdom
            Luxembourg                              United States
            Malaysia                                Venezuela


      *So long as on the date of registration such country and the United States of America have diplomatic relations at least as good as those in effect on the Delivery Date.

            (e) Owner Participant Representations and Warranties. The Owner Participant represents and warrants to Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, the Liquidity Provider, the Policy Provider and the Owner Trustee, in its capacity as such and in its individual capacity, as follows:

            (i) it is duly incorporated, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to carry on its present business and operations and to own or lease its properties, and has the corporate power and authority to enter into and to perform its obligations under the Owner Participant Documents; this Agreement and the other Owner Participant Documents have been duly authorized, executed and delivered by it; and this Agreement and each of the other Owner Participant Documents constitute the legal, valid and binding obligations of the Owner Participant enforceable against it in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity; and the Owner Participant is a Qualified Owner Participant;

            (ii) neither (A) the execution and delivery by the Owner Participant of the Owner Participant Documents nor (B) compliance by it with all of the provisions thereof, (x) will contravene any Law applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee other than such Laws relating to the citizenship requirements of the Owner Participant under applicable law) or (y) will contravene the provisions of, or constitutes a default under, or result in the creation of any Lien (other than Liens provided for or otherwise permitted in the Operative Documents) upon the Trust Estate under its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its property may be bound or affected;

            (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than as required by the Transportation Code or the regulations promulgated thereunder) is required for the due execution, delivery or performance by it of the Owner Participant Documents;

            (iv) there are no pending or, to its knowledge, threatened actions or proceedings before any court or administrative agency or arbitrator which would materially adversely affect the Owner Participant's ability to perform its obligations under this Agreement, the Participation Agreement, the Tax Indemnity Agreement and the Trust Agreement;

            (v) neither the Owner Participant nor anyone authorized by it to act on its behalf (it being understood that in proposing, facilitating and otherwise taking any action in connection with the financing contemplated hereby and agreed to herein by the Owner Participant, Lessee has not acted as agent of the Owner Participant) has directly or indirectly offered any Equipment Note or Pass Through Certificate or any interest in and to the Trust Estate or the Trust Agreement for sale to, or solicited any offer to acquire any of the same from, any Person in violation of the Securities Act, the Owner Participant's interest in the Trust Estate and the Trust Agreement is being acquired for its own account and is being purchased for investment and not with a view to any resale or distribution thereof, provided that subject to the restrictions on transfer set forth in
      Section 7(j), the disposition by the Owner Participant of its beneficial interest shall at all times be within its control;

            (vi) on the Delivery Date, the Trust Estate shall be free of Lessor Liens attributable to the Owner Participant; and

            (vii) it is a Citizen of the United States (without making use of a voting trust agreement, voting powers agreement or similar arrangement).

            (f) Lessor Liens. Each of First Security Bank, National Association, in its individual capacity, and the Owner Participant covenants and agrees that it shall not cause or permit to exist a Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. Each of First Security Bank, National Association, in its individual capacity, and the Owner Participant agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it. Each of First Security Bank, National Association, in its individual capacity, and the Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from Lessor Liens attributable to it. The Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from any Taxes or Expenses imposed on the Trust Estate against which Lessee is not required to indemnify the Trust Estate pursuant to Section 6 or the Tax Indemnity Agreement.

            (g) Quiet Enjoyment. Each Loan Participant and each of the Indenture Trustee, the Subordination Agent, the Owner Trustee, the Pass Through Trustee and the Owner Participant covenants and agrees that, so long as no Lease Event of Default shall have occurred and be continuing and the Lessee has not been duly declared or deemed declared in default and, notwithstanding default by any Loan Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee or the Owner Participant, that such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Lessee's (or any Sublessee's; provided that such Sublease is and remains expressly subject and subordinate to the Lease) continued possession, use and operation of, and quiet enjoyment of, the Aircraft or Lessee's rights, benefits and obligations pursuant to the Transactions during the Term of the Lease, and the Lease shall not be terminated except as expressly provided therein.

            (h) Equipment Notes Acquired for Investment. Each Loan Participant represents and warrants that the Equipment Note to be issued to it pursuant to the Trust Indenture is being acquired by it for investment and not with a view to resale or distribution (it being understood that such Loan Participant may pledge or assign as security its interest in each Equipment Note issued to it), except that the Loan Participants may sell, transfer or otherwise dispose of any Equipment Note or any portion thereof, or grant participations therein, in a manner which in itself does not require registration under the Securities Act or violate applicable law.

            (i) Representations, Warranties and Covenants of Indenture Trustee. State Street Bank and Trust Company of Connecticut, National Association represents, warrants (as of the Delivery Date) and covenants, in its individual capacity, to Lessee, the Owner Trustee, the Pass Through Trustee, the Subordination Agent, the Liquidity Provider, the Policy Provider and the Owner Participant as follows:

            (i) the Indenture Trustee is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States, is a Citizen of the United States (without making use of any voting trust, voting powers agreement or similar arrangement), will notify promptly all parties to this Agreement if in its reasonable opinion its status as a Citizen of the United States (without making use of any voting trust, voting powers agreement or similar arrangement) is likely to change and will resign as Indenture Trustee as provided in Section 8.02 of the Trust Indenture promptly after it obtains actual knowledge that it has ceased to be such a Citizen of the United States (without making use of a voting trust, voting powers agreement or similar arrangement), and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of this Agreement, the Trust Indenture and each other Operative Document to which it is a party and to carry out its obligations under this Agreement, the Trust Indenture, each other Operative Document to which it is a party and to authenticate the Equipment Notes;

            (ii) the execution and delivery by the Indenture Trustee of the Indenture Trustee Documents and the authentication of the Equipment Notes and the performance by the Indenture Trustee of its obligations under the Indenture Trustee Documents have been duly authorized by the Indenture Trustee and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

            (iii) this Agreement and each of the other Indenture Trustee Documents constitute the legal, valid and binding obligations of the Indenture Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

            (iv) there are no pending or, to its knowledge, threatened actions or proceedings against the Indenture Trustee, either in its individual capacity or as Indenture Trustee, before any court, administrative agency or arbitrator which, if determined adversely to it, would materially adversely affect the ability of the Indenture Trustee, in its individual capacity or as Indenture Trustee as the case may be, to perform its obligations under the Operative Documents to which it is a party;

            (v) there are no Indenture Trustee Liens on the Aircraft or any portion of the Trust Estate; and

            (vi) the Indenture Trustee will furnish to the Note Holders and the Policy Provider, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Indenture Trustee under any Operative Document to the extent that the same shall not have been furnished or be required to have been furnished to the Note Holders and the Policy Provider pursuant to the applicable Operative Documents.

            (j) Owner Participant Transfers. So long as the Aircraft shall be leased to the Lessee under the Lease, the Owner Participant will not, directly or indirectly, sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement to any Person or entity, unless (i) the proposed transferee is a "Transferee" (as defined below), (ii) Lessee shall have (1) received an opinion (in form and substance reasonably satisfactory to Lessee) of counsel to the Owner Participant (who shall be reasonably satisfactory to Lessee) to the effect that such transfer will not result in any risk of loss of tax benefits to, or any increase in the tax liability of, Lessee and (2) received from the Owner Participant so seeking to transfer such right, title or interest reasonably satisfactory indemnification for any loss of tax benefits to, and increase in the tax liability of, Lessee, and (iii) the Owner Participant sells, assigns, conveys or otherwise transfers all of its right, title and interest in and to this Agreement, the Trust Estate, the Trust Agreement and the proceeds therefrom to a single entity. A "Transferee" shall mean either (A) a bank or other financial institution with a tangible net worth of at least $50,000,000 as of the date of such transfer, (B) a corporation whose tangible net worth is at least $50,000,000 as of the date of such transfer, as determined in accordance with generally accepted accounting principles,
(C) a general partnership that (i) has a tangible net worth of at least $50,000,000 and (ii) has a general partner that has a tangible net worth of at least $50,000,000, in each case as of the date of such transfer, (D) a limited partnership that (i) has a tangible net worth of at least $50,000,000 and (ii) has a managing general partner that has a tangible net worth of at least $50,000,000, in each case as of the date of transfer, or
(E) a limited liability company that (ii) has a tangible net worth of at least $50,000,000 and (ii) has a member that is responsible for the day-to-day management of such limited liability company that has a tangible net worth of at least $50,000,000 (any bank, financial institution, corporation, general partnership, limited partnership or limited liability company meeting the requirements of clause (A), (B), (C) or (D), as applicable, a "Qualifying Institution," or (E) any Affiliate of a Qualified Institution, provided that such Qualified Institution furnishes to the Owner Trustee, the Indenture Trustee and Lessee a guaranty with respect to the Owner Participant's obligations under the Operative Documents to which the Owner Participant is a party in form and substance reasonably satisfactory to Lessee, the Owner Trustee, and the Indenture Trustee, or
(F) is an Affiliate of the Owner Participant and the Owner Participant agrees to remain liable for all obligations of the Owner Participant under the Operative Documents; provided, further, that any Transferee shall not be an airline, a commercial aircraft operator, an air freight forwarder, an entity principally engaged in the business of parcel transport by air or an Affiliate thereof. Each such transfer to a Transferee shall be subject to the conditions that (S) upon giving effect to such transfer, the Transferee is a Citizen of the United States to the extent required to maintain the registration of the Aircraft under the Transportation Code and is a U.S. Person, and has full power and authority to enter into the transactions contemplated hereby, (T) the Transferee has the requisite power and authority to enter into and carry out the transactions contemplated hereby and such Transferee shall have delivered to Lessee, the Owner Trustee and the Indenture Trustee an opinion of counsel in form and substance reasonably satisfactory to Lessee and the Owner Trustee as to the due authorization, delivery, legal, valid and binding effect and enforceability of the agreement or agreements referred to in the next clause with respect to the Transferee and any guaranty provided pursuant to the provisions of this Section 7(j) as to the guarantor, (U) the Transferee enters into an agreement or agreements, in form and substance reasonably satisfactory to the Owner Trustee and Lessee, whereby the Transferee confirms that it shall be deemed a party to this Agreement and a party to the Trust Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of the transferor Owner Participant contained in, the Owner Participant Documents (to the extent of the participation so transferred to it) and makes the representations and warranties made by the Owner Participant thereunder, (V) such transfer does not invalidate or affect registration of the Aircraft under the Transportation Code, or any rules or regulations promulgated thereunder such that Lessee's operation of the Aircraft, as permitted by the Operative Documents, becomes impaired thereby or create a relationship which would be in violation thereof or violate any provision of the Securities Act or any other applicable Federal or state law and the Lessee shall be entitled to require an opinion of counsel to such effect, (W) the transferor Owner Participant assumes the risk of any adverse tax consequences with respect to the true lease nature of the transaction (including, without limitation, loss of depreciation and amortization deductions and interest deductions resulting from such transfer), (X) unless a Lease Event of Default has occurred and is continuing, the transferor Owner Participant pays all of the reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred in connection with such transfer, including the reasonable costs and expenses of the Owner Trustee, the Indenture Trustee, Lessee and the Loan Participants in connection therewith without the right of indemnification or reimbursement by Lessee, (Y) the terms of the Operative Documents and the Transactions shall not be altered and (Z) such transfer will not give rise to a Default under the Trust Indenture or an Indenture Event of Default. Upon any such transfer by the Owner Participant as above provided, the Transferee shall be deemed the Owner Participant for all purposes hereof and of the other Operative Documents and each reference herein to the transferor Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and the transferor Owner Participant shall be relieved of all obligations of the transferor Owner Participant under the Owner Participant Documents; with respect to the period arising after the date of such transfer except to the extent fully attributable to or arising out of acts or events occurring prior thereto and not assumed by the Transferee. If the Owner Participant intends to transfer any of its interests hereunder, it shall give thirty
(30) days prior written notice thereof to the Indenture Trustee, the Owner Trustee and Lessee, specifying the name and address of the proposed Transferee and providing the financial statements of such proposed Transferee.

            (k) Compliance with Trust Indenture. First Security Bank, National Association, and State Street Bank and Trust Company of
Connecticut, National Association, each in its individual capacity, agrees for the benefit of Lessee to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

            (l) ERISA Matters. The Owner Participant represents and warrants as of the Delivery Date that no part of the source of funds used to acquire and hold its interest in the Trust Estate constitutes the assets of any "employee benefit plan" as defined in Section 3(3) of ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code, including, without limitation, as applicable, an insurance company general account ("Plan Assets"). Each Loan Participant agrees that it will not transfer any Equipment Note (or any part thereof) to any entity (except pursuant to Section 2.14 of the Trust Indenture) unless such entity makes a representation and warranty as of the date of transfer that no part of the funds to be used by it for the purchase and holding of such Equipment Note (or any part thereof) constitutes Plan Assets or that such purchase and holding will not constitute or result in a non-exempt prohibited transaction (as defined in Section 4975 of the Code and ERISA), provided, that Equipment Notes may be transferred to a Pass Through Trustee in connection with an offering of Pass Through Certificates by the related Pass Through Trust if, as a condition of such offering, each Person or entity acquiring such Pass Through Certificates makes (or is deemed to make) the foregoing representation and warranty with respect to its purchase and holding of such Pass Through Certificates. The Owner Participant agrees that it will not transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement or any proceeds therefrom to any entity unless such entity makes (or is deemed to have made) a representation and warranty as of the date of transfer that either (i) no part of the funds to be used by it for the purchase and holding of such right, title, interest and proceeds (or any part thereof) constitutes Plan Assets or (ii) it is an insurance company general account that represents, warrants and covenants both as of the date it acquires such right, title, interest and proceeds and at all times while it holds such right, title, interest and proceeds that (x) less than 25% of the assets of such general account will constitute Plan Assets and (y) the Reserves and Liabilities Conditions as defined in PTCE 95-60 will be satisfied, such that such transfer will not constitute or result in a non-exempt prohibited transaction (as defined in Section 4975 of the Code and ERISA). The Pass Through Trustee agrees that it will not agree to any amendment, modification or waiver of Section 1.01(e)(1) of the initial supplement to each Pass Through Trust Agreement without the prior written consent of the Owner Participant.

            (m)  Reserved.

            (n) Loan Participant Liens. Each Loan Participant covenants and agrees that it shall not cause or permit to exist a Loan Participant Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. Each Loan Participant agrees that it will promptly, at its own expense, take such other action as may be necessary duly to discharge such Loan Participant Lien attributable to it. Each Loan Participant agrees to make restitution (including interest to the date of payment) to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Loan Participant Lien attributable to it.

            (o) Indenture Trustee Liens. State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Indenture Trustee's Liens with respect to the Trust Indenture Estate or the Trust Estate. State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Indenture Trustee's Liens. State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, agrees to make restitution (including interest to the date of payment) to the Trust Estate for any actual diminution of the assets of the Trust Indenture Estate or the Trust Estate resulting from such Indenture Trustee's Liens.

            (p) Representations and Warranties of Owner Trustee. The Owner Trustee, in its individual capacity (except as provided in clauses (iii) and (vii) below) and (but only as provided in clauses (iii) and (vii) and, to the extent that it relates to the Owner Trustee, clauses (ii), (ix) and
(xi) below) as Owner Trustee, represents and warrants to Lessee, the Pass Through Trustee, the Subordination Agent, the Liquidity Provider, the Policy Provider and the Owner Participant as follows:

            (i) the Owner Trustee, in its individual capacity, is a national banking association duly organized and validly existing in good standing under the laws of the United States, has full corporate power and authority to carry on its business as now conducted, has the corporate power and authority to execute and deliver the Trust Agreement, has the corporate power and authority to carry out the terms of the Trust Agreement, and has (assuming the authorization, execution and delivery of the Trust Agreement by the Owner Participant), as Owner Trustee, and to the extent expressly provided herein or therein, in its individual capacity, the corporate power and authority to execute and deliver and to carry out the terms of the Owner Trustee Documents;

            (ii) the Owner Trustee in its trust capacity and, to the extent expressly provided herein, in its individual capacity, has duly authorized, executed and delivered this Agreement, in its individual capacity, has duly authorized, executed and delivered the Trust Agreement and in its trust capacity, except as expressly provided therein, has duly authorized, executed and delivered (or, in the case of Owner Trustee Documents to be executed on the Delivery Date, will on the Delivery Date, execute and deliver) the other Owner Trustee Documents and (assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant) this Agreement and each of the other Owner Trustee Documents constitutes (or, in the case of documents to be executed and delivered on the Delivery Date, upon execution and delivery will constitute) the legal, valid and binding obligations of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, enforceable against it in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

            (iii) assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, the Owner Trustee has duly authorized, and on the Closing Date shall have duly issued, executed and delivered to the Indenture Trustee for authentication, the Equipment Notes pursuant to the terms and provisions hereof and of the Trust Indenture, and each Equipment Note on the Closing Date will constitute the valid and binding obligation of the Owner Trustee;

            (iv) neither the execution and delivery by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any Owner Trustee Document, nor the consummation by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the Transactions contemplated thereby, nor the compliance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, with any of the terms and provisions thereof, (A) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it, or (B) violates or will violate its articles of association or by-laws, or contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, or results or will result in the creation of any Lien (other than the Lien of the Trust Indenture) upon its property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or contravenes or will contravene any law, governmental rule or regulation of the United States of America or the State of Utah governing the trust powers of the Owner Trustee, or any judgment or order applicable to or binding on it;

            (v) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Utah state or local governmental authority or agency or any United States Federal governmental authority or agency regulating the trust powers of the Owner Trustee in its individual capacity is required for the execution and delivery of, or the carrying out by, the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the Transactions contemplated by the Owner Trustee Documents or any other Operative Document to which it will be a party or by which it will be bound, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken;

            (vi) there exists no Lessor Lien attributable to the Owner Trustee, in its individual capacity;

            (vii) there exists no Lessor Lien attributable to the Owner
      Trustee;

            (viii)there are no Taxes payable by the Owner Trustee, either in its individual capacity or as Owner Trustee, imposed by the State of Utah or any political subdivision thereof in connection with the issuance of the Equipment Notes, or the execution and delivery in its individual capacity or as Owner Trustee, as the case may be, of the Owner Trustee Documents above, that, in each case, would not have been imposed if the Trust Estate were not located in the State of Utah and First Security Bank, National Association had not (a) had its principal place of business in, (b) performed (in its individual capacity or as Owner Trustee) any or all of its duties under the Operative Documents in and (c) engaged in any activities unrelated to the Transactions contemplated by the Operative Documents in, the State of Utah;

            (ix) there are no pending or, to its knowledge, threatened actions or proceedings against the Owner Trustee, either in its individual capacity or as Owner Trustee, before any court or administrative agency or arbitrator which, if determined adversely to it, would materially adversely affect the ability of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under any of the Owner Trustee Documents;

            (x) both its chief executive office, and the place where its records concerning the Aircraft and all its interests in, to and under all documents relating to the Trust Estate, are located in Salt Lake City, Utah;

            (xi) the Owner Trustee has not, in its individual capacity or as Owner Trustee, directly or indirectly offered any Equipment Note or Pass Through Certificate or any interest in or to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, anyone other than the Pass Through Trustee and the Owner Participant; and the Owner Trustee has not authorized anyone to act on its behalf (it being understood that in arranging and proposing the financing contemplated hereby and agreed to herein by the Owner Trustee, Lessee has not acted as agent of the Owner Trustee) to offer directly or indirectly any Equipment Note, any Pass Through Certificate or any interest in and to the Trust Estate, the Trust Agreement or any similar interest for sale to, or to solicit any offer to acquire any of the same from, any Person;

            (xii) it is a Citizen of the United States (without making use of a voting trust agreement, voting powers agreement or similar arrangements);

            (xiii)there has not occurred any event which constitutes (or, to the best of its knowledge would, with the passing of time or the giving of notice or both, constitute) an Indenture Event of Default which has been caused by or relates to the Owner Trustee, in its individual capacity, and which is presently continuing; and

            (xiv) on the Delivery Date the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by Lessee.

            (q) Owner Participant Obligations on Lease Termination. The Owner Participant covenants and agrees, solely for Lessee's benefit, that if (i) Lessee has elected pursuant to Section 9(a)(i) of the Lease to terminate the Lease by causing the Aircraft to be sold pursuant to Section 9(b) of the Lease and (ii) the Owner Trustee has, pursuant to Section 9(b) of the Lease, given to Lessee written notice of Lessor's election to retain title to the Aircraft, the Owner Participant will provide the Owner Trustee with sufficient funds to make, on or before the Termination Date, any payment required to be made by the Owner Trustee pursuant to Section 9(b) of the Lease in connection with its retention of title to the Aircraft; the Owner Participant will indemnify Lessee for any losses, damages, costs or expenses of any kind (including any additional rents paid by Lessee and any reasonable fees and expenses of lawyers, appraisers, brokers or accountants) incurred as a consequence of such failure by the Owner Participant to provide such sufficient funds. The Owner Participant agrees, for the benefit of the Note Holders and the Indenture Trustee to perform the obligations of the Owner Participant and of the Owner Trustee under
Section 9(b) of the Lease and Section 2.14 of the Trust Indenture.

            (r) Transfer of Title; Assumption of Equipment Notes. Each of the Owner Participant, the Owner Trustee, the Indenture Trustee and Lessee covenants and agrees that if Lessee elects (A) to purchase the Aircraft pursuant to Section 19(b)(2) or (3) of the Lease or (B) to terminate the Lease and purchase the Aircraft pursuant to Section 19(b)(1) or Section 20 of the Lease, then each of the parties will execute and deliver appropriate documentation transferring all of their respective right, title and interest (without recourse or warranty except as to the absence of Lessor Liens prohibited by the Owner Trustee Documents) in the Aircraft to Lessee (including, without limitation, such bills of sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of all such right, title and interest in and to the Aircraft in Lessee), and if Lessee, in connection with such purchase, elects to assume the obligations of the Owner Trustee pursuant to the Trust Indenture and the Equipment Notes each of the parties will execute and deliver appropriate documentation permitting Lessee to assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Trust Indenture, releasing the Owner Participant and the Owner Trustee from all future obligations in respect of the Equipment Notes, the Trust Indenture and all other Operative Documents and all such other actions as are reasonably necessary to permit such assumption by Lessee. Notwithstanding the provisions of this Section 7(r), unless waived by the Loan Participants, the Owner Trustee and the Owner Participant, Lessee shall not be entitled to purchase the Aircraft and to assume the Equipment Notes on the date for purchase of the Aircraft pursuant to Section 19(b) or 20 of the Lease if on such date a Specified Default or Lease Event of Default shall have occurred and be continuing.

            Notwithstanding the foregoing, Lessee shall not be entitled to assume the obligations of the Owner Trustee in respect of the Equipment Notes unless Lessee causes to be delivered to the Indenture Trustee an opinion of counsel to the effect that (i) the Lien of the Trust Indenture continues to be a valid and duly perfected first priority security interest in and to the Aircraft, (ii) the Indenture Trustee will be entitled to the benefits of Section 1110 of the Bankruptcy Code; provided that the opinion required by subclause (ii) need only be given if immediately prior to such assumption the Owner Trustee would have been entitled to the benefits of
Section 1110 of the Bankruptcy Code and (iii) the Pass Through Trusts will not be subject to Federal income taxation and the Note Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such assumption and will be subject to taxation in the same amounts, in the same manner, and at the same times as would have been the case if such assumption had not occurred.

            (s) Lessee Merger Covenant. Lessee will not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

            (i) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall be (i) organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) a Citizen of the United States and (iii) a Certificated Air Carrier, if and so long as such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code with respect to the Lease or the Aircraft;

            (ii) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety, within a reasonable period of time (but in no event more than thirty
      (30) days) after the merger or consolidation and on or before the date of any such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety, shall execute and deliver to the Owner Trustee, the Indenture Trustee and the Owner Participant, in form and substance reasonably satisfactory to the Owner Participant, a duly authorized, valid, binding and enforceable agreement containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant, agreement and condition of the Lessee Documents to be performed or observed by Lessee (including, without limitation, suitable arrangements to make all recordings and filings and to take other actions with respect to the Lessee Documents as shall be necessary or advisable in the reasonable opinion of the Owner Participant to protect the Owner Participant's interests);

            (iii) immediately after giving effect to such transaction, no Specified Default or Lease Event of Default shall have occurred and be continuing; and

            (iv) Lessee shall have delivered to the Owner Trustee, the Indenture Trustee and the Owner Participant a certificate signed by the President, any Executive Vice President, any Senior Vice President or any Vice President and by the Secretary or an Assistant Secretary of Lessee, and an opinion of counsel (which may be Lessee's General Counsel, Deputy General Counsel, Associate General Counsel or Assistant General Counsel) reasonably satisfactory to the Owner Participant, each to the effect that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Section 7(s) and that all conditions precedent herein provided for relating to such transaction have been complied with.

            Upon any such consolidation or merger or any such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Section 7(s), the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement with the same effect as if such successor corporation or Person had been named as Lessee herein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this
Section 7(s) from its liability in respect of any Operative Document to which it is a party.

            (t) Lessee Financial Statements. Lessee will deliver to Lessor, the Owner Participant and the Indenture Trustee (i) within sixty (60) days after each of the first three quarterly periods of each fiscal year of Lessee, the Form 10-Q report of Lessee and (ii) within 120 days after the end of the fiscal year of Lessee, the annual report and Form 10-K report of Lessee, in each case, as filed with the Securities and Exchange Commission, and subject to any extensions for filing permitted by the Securities and Exchange Commission.

            (u) Rent Adjustments. Section 3 of the Lease contemplates that, under certain circumstances, the Owner Participant will make certain recalculations of Basic Rent, EBO Amount and Termination Value, and the Owner Participant hereby agrees to make such recalculations as and when contemplated by the Lease and subject to all the terms and conditions of the Lease and promptly to take such further actions as may be necessary or desirable to give effect to and to cause the Owner Trustee to give effect to the provisions of Section 3 of the Lease.

            (v) Owner Participant Costs on Return. The Owner Participant hereby agrees with Lessee that it will pay, or cause to be paid, all costs and expenses that are for the account of the Lessor or the Owner Participant pursuant to Section 5 of the Lease without the right of reimbursement or indemnification from Lessee; provided that if Lessee is required to return the Aircraft to Lessor pursuant to Section 15 of the Lease or as a result of the occurrence of a Lease Event of Default, Lessee shall pay, or cause to be paid, all costs and expenses in connection with such return.

            (w) Transfer of Equipment Notes. Each Loan Participant hereby represents, warrants and agrees that it shall not transfer any interest in any Equipment Note unless and until the transferee agrees in writing (copies of which shall be provided by the Indenture Trustee to Lessee, the Owner Trustee and the Owner Participant) to make the representations contemplated to be made by a Loan Participant in this Agreement and to be bound by the terms of this Agreement and the Trust Indenture (including, without limitation, the representations and covenants set forth in Sections 7(c), 7(g), 7(h), 7(l) and 7(n) hereof and this Section 7(w) and Sections 2.03, 2.14 and 4.03 of the Trust Indenture). Lessee hereby agrees that neither it nor any of its Affiliates shall purchase or acquire any interest in any Equipment Note without the consent of the Owner Participant and the Owner Trustee; provided that Lessee, by its execution of the Operative Documents, the Pass Through Documents or any other document related to the transactions contemplated by the Operative Documents and the Pass Through Documents, shall not be deemed to have acquired an any interest in the Equipment Notes.

            (x) Representations and Warranties of Pass Through Trustee. The Pass Through Trustee represents and warrants to Lessee, the Indenture Trustee, the Subordination Agent, the Liquidity Provider, the Policy Provider, the Owner Participant and the Owner Trustee, in its capacity as such and in its individual capacity, as follows:

            (i) the Pass Through Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of the Pass Through Documents and to perform its obligations under the Pass Through Documents;

            (ii) each of the Pass Through Documents have been duly authorized, executed and delivered by the Pass Through Trustee; each of the Pass Through Documents constitute the legal, valid and binding obligations of the Pass Through Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

            (iii) none of the execution, delivery and performance by the Pass Through Trustee of any of the Pass Through Documents, the purchase by the Pass Through Trustee of the Equipment Notes pursuant to this Agreement, or the issuance of the Pass Through Certificates pursuant to the Pass Through Trust Agreements, contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee and does not contravene or result in any breach of, or constitute a default under, the Pass Through Trustee's articles of association or by-laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

            (iv) neither the execution and delivery by the Pass Through Trustee of any of the Pass Through Documents, nor the consummation by the Pass Through Trustee of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any Federal governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

            (v) there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustee of any of the Pass Through Documents (other than franchise or other Taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Documents), and there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Documents), and, assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but rather, each will be characterized either as a grantor trust under subpart E, Part I, of Subchapter J of the Code or as a partnership, such trusts will not be subject to any Taxes imposed by the State of Connecticut or any political subdivision thereof;

            (vi) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court, administrative agency or arbitrator which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Pass Through Trustee to perform its obligations under any Pass Through Document;

            (vii) except for the issue and sale of the Pass Through Certificates contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any Equipment Note for sale to any Person or solicited any offer to acquire any Equipment Notes from any Person, nor has the Pass Through Trustee authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Pass Through Trustee is not in default under any Pass Through Document; and

            (viii)the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee or Lessee.

            (y) Representations and Warranties of Subordination Agent. The Subordination Agent represents and warrants to Lessee, the Indenture Trustee, the Pass Through Trustee, the Liquidity Provider, the Policy Provider, the Owner Participant and the Owner Trustee, in its capacity as such and in its individual capacity, as follows:

            (i) the Subordination Agent is a national banking organization, duly organized, validly existing and in good standing under the laws of the United States, and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, the Liquidity Facilities, the Policy Provider Agreement and the Intercreditor Agreement and to perform its obligations under this Agreement, the Liquidity Facilities, the Policy Provider Agreement and the Intercreditor Agreement;

            (ii) this Agreement, each of the Liquidity Facilities, the Policy Provider Agreement and the Intercreditor Agreement have been duly authorized, executed and delivered by the Subordination Agent; this Agreement, each of the Liquidity Facilities, the Policy Provider Agreement and the Intercreditor Agreement constitute the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

            (iii) none of the execution, delivery and performance by the Subordination Agent of each of the Liquidity Facilities, the Policy Provider Agreement, the Intercreditor Agreement or this Agreement contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene or result in any breach of, or constitute a default under, the Subordination Agent's articles of association or by-laws or any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

            (iv) neither the execution and delivery by the Subordination Agent of any of the Liquidity Facilities, the Policy Provider Agreement, the Intercreditor Agreement or this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any Federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

            (v) there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement, any of the Liquidity Facilities, the Policy Provider Agreement or the Intercreditor Agreement (other than franchise or other Taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement, the Policy Provider Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other Taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement, the Policy Provider Agreement or any of the Liquidity Facilities);

            (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court, administrative agency or arbitrator which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement, the Intercreditor Agreement, the Policy Provider Agreement or any Liquidity Facility;

            (vii) the Subordination Agent has not directly or indirectly offered any Equipment Note for sale to any Person or solicited any offer to acquire any Equipment Notes from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Subordination Agent is not in default under any Policy Provider Agreement or Liquidity Facility; and

            (viii)the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee or Lessee.

      SECTION 8. RELIANCE OF LIQUIDITY PROVIDER AND POLICY PROVIDER. Each of the parties hereto agrees and acknowledges that the Liquidity Provider and the Policy Provider shall each be third party beneficiaries of each of the representations, warranties and covenants made herein by such party, and that each of the Liquidity Provider and the Policy Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to each of the Liquidity Provider and the Policy Provider directly. Lessee agrees and acknowledges that each of the Liquidity Provider and the Policy Provider shall be third party beneficiaries of the indemnities contained in Section 6(c) hereof, and each of the Liquidity Provider and Policy Provider may rely on such indemnities to the same extent as if such indemnities were made to each of the Liquidity Provider and Policy Provider directly.

      SECTION 9. OTHER DOCUMENTS. Each of the Owner Participant and the Owner Trustee hereby (a) agrees with Lessee and the Loan Participants to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it; (b) agrees with Lessee and the Indenture Trustee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party; and (c) agrees with Lessee and the Loan Participants not to revoke the Trust Agreement without the prior written consent of Lessee (provided that the prior written consent of Lessee shall not be required if (x) the Lease has been terminated and Lessee has either purchased the Aircraft, sold the Aircraft to a third party or returned the Aircraft to Lessor or (y)(i) a Lease Event of Default has occurred and is continuing, (ii) the Lease has been duly declared (or, in the case of a Lease Event of Default of the type described in Section 14(e) or 14(f) of the Lease, deemed declared) in default, and (iii) Lessor or the Indenture Trustee (so long as the Lien of the Trust Indenture is in effect) is exercising remedies seeking to dispossess Lessee of the Aircraft). Notwithstanding the foregoing, so long as the Lease has not been terminated, the Subordination Agent, the Pass Through Trustee, the Indenture Trustee, the Owner Participant and the Owner Trustee hereby agree for the benefit of Lessee that without the consent of Lessee they will not amend, modify or supplement the definition of "Secured Obligations" or Articles II, III, IX or Section 5.02 of the Trust Indenture. Furthermore, the Pass Through Trustee, the Subordination Agent, the Indenture Trustee, the Owner Participant and the Owner Trustee hereby agree for the benefit of Lessee that without Lessee's consent, each such party will not amend any other provision of any Operative Document or Pass Through Document to which the Lessee is not a party in a manner adversely affecting Lessee; (provided that the prior written consent of Lessee shall not be required if (x) the Lease has been terminated and Lessee has either purchased the Aircraft, sold the Aircraft to a third party or returned the Aircraft to Lessor or
(y)(i) a Lease Event of Default has occurred and is continuing, (ii) the Lease has been duly declared (or, in the case of a Lease Event of Default of the type described in Section 14(e) or 14(f) of the Lease, deemed declared) in default, and (iii) Lessor or the Indenture Trustee (so long as the Lien of the Trust Indenture is in effect) is exercising remedies seeking to dispossess Lessee of the Aircraft. For avoidance of doubt, the Pass Through Trustee, the Subordination Agent, the Indenture Trustee, the Owner Participant and the Owner Trustee agree that no such party will amend, or purport to amend, any Operative Document or Pass Through Document to which Lessee is a party without the prior written consent of Lessee. Each of the Owner Participant, the Indenture Trustee, the Subordination Agent, the Pass Through Trustee and the Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Documents or Pass Through Documents to which Lessee is not a party. Each Loan Participant agrees that it will not take any action in respect of the Trust Indenture Estate except through the Indenture Trustee pursuant to the Trust Indenture or as otherwise permitted by the Trust Indenture.

      SECTION 10. CERTAIN COVENANTS OF LESSEE. Lessee covenants and agrees with each of the Loan Participants, the Owner Participant, the Indenture Trustee and the Owner Trustee, as follows:

            (a) Further Assurances. Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee, the Pass Through Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Documents. Lessee, forthwith upon delivery of the Aircraft under the Lease, shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Owner Trustee, except as otherwise required or permitted hereunder or under the Lease, under the Transportation Code, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration (at the expense of Lessee including, without limitation, reasonable attorneys' fees and expenses), and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the Lessor under the Lease or with respect to the Owner Trustee Documents or as the owner of the Aircraft with any governmental authority (including Tax authorities).

      Lessee, at its expense, will take, or cause to be taken, such action with respect to the recording, filing, re-recording and refiling of the Lease, the Lease Supplement, the Trust Agreement, the Trust Indenture, the Trust Supplement and any financing statements or other instruments as are necessary or advisable to maintain, so long as the Trust Indenture or the Lease is in effect, the perfection of the security interests created by the Trust Indenture and any security interest that may be claimed to have been created by the Lease and the ownership interest of the Owner Trustee in the Aircraft or will furnish to the Owner Trustee, the Owner Participant and the Indenture Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable them to take such action at Lessee's expense. Lessee will notify in writing the Owner Trustee, the Owner Participant and the Indenture Trustee of any change in the location of its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed pursuant to the Operative Documents.

            (b) Filings. Lessee, at its expense, will cause the Lease, all Lease Supplements, all amendments to the Lease, the Trust Indenture, all supplements and amendments to the Trust Indenture and the Trust Agreement to be promptly filed and recorded, or filed for recording, to the extent permitted under the Transportation Code, or required under any other applicable law. Upon the execution and delivery of the FAA Bill of Sale, the Lease, the Lease Supplement covering the Aircraft, the Trust Supplement and the Trust Indenture shall be filed for recording with the Federal Aviation Administration in the following order of priority: First, the FAA Bill of Sale, Second, the Lease, with the Lease Supplement covering the Aircraft, the FAA registration application, the Trust Agreement (including the affidavits of the Owner Trustee, in its individual capacity, and the Owner Participant) and the Trust Supplement, and Third, the Trust Indenture, with the Trust Supplement attached. Lessee shall furnish Lessor, the Indenture Trustee and the Owner Participant with copies of the foregoing, including recording data, as promptly as practicable following issuance thereof by the FAA. Lessee shall pay all reasonable expenses incurred by Lessor, the Indenture Trustee, and the Owner Participant incurred after the Delivery Date in connection with any supplements or amendments to the Operative Documents (including, without limitation, any related recording or filing costs) which are (i) requested by Lessee, (ii) necessary or required to effectuate the intent of the Operative Documents, or (iii) waivers or consents requested by Lessee.

      SECTION 11. OWNER FOR ALL PURPOSES. It is the intent of the parties to this Agreement that the Lease be treated as a true lease, the Owner Participant be treated as the owner of the Aircraft to be delivered under the Lease, and Lessee be treated as the lessee thereof for all purposes, including federal income tax purposes and Section 1110 of the Bankruptcy Code.

      SECTION 12. NOTICES; CONSENT TO JURISDICTION.

            (a) Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier, or by facsimile, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered to the recipient thereof in accordance with the provisions of this Section 12(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 12(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier or facsimile numbers) as follows: (A) if to Lessee, the Owner Trustee, the Pass Through Trustee, the Subordination Agent, the Indenture Trustee or the Owner Participant, to the respective addresses set forth on Schedule I hereto, or (B) if to a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to Lessee, or (C) if to any subsequent Note Holder, addressed to such Note Holder at its address set forth in the Equipment Note register maintained pursuant to Section 2.07 of the Trust Indenture.

            (b) Consent to Jurisdiction. Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document, the subject matter of any thereof or any of the Transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or permitted assigns and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document or the subject matter of any thereof or any of the Transactions contemplated hereby or thereby may not be enforced in or by such courts; provided, however that the foregoing shall not apply to the right any party may have to seek removal of such suit, action or proceeding to federal court or to seek consolidation of any separate actions, suits or proceedings brought by one or more of the other parties in the same or different jurisdictions. The agreement set forth in this Section 12(b) is given solely for the benefit of the parties hereto and shall not inure to the benefit of any other Person.

      SECTION 13. CHANGE OF SITUS OF OWNER TRUST. The Owner Participant agrees that if, at any time, the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 6(b) hereof and if, as a consequence thereof, Lessee should request that the situs of the trust be moved to another state in the United States from the state in which it is then located, the situs of the trust may be moved with the written consent of the Owner Participant (not to be unreasonably withheld) and the Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided that (A) Lessee shall provide such additional Tax indemnification on an after-Tax basis as the Owner Participant and the Indenture Trustee may reasonably request, (B) the rights and obligations under the Operative Documents of the Owner Participant and the Indenture Trustee shall not be altered as a result of the taking of such action, (C) the Lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action and (D) the Owner Participant and the Indenture Trustee shall have received an opinion or opinions of counsel (reasonably satisfactory to the Owner Participant), in scope, form and substance satisfactory to the Owner Participant to the effect that (I) the trust, as thus removed, shall remain a validly established trust, (II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms (including any additional indemnification obligation of Lessee pursuant to clause (A) of this sentence), (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Indenture Trustee, the Owner Trustee or the Trust Estate pursuant to Section 6(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), (IV) to such further effect as the Owner Participant may reasonably request, and (V) if such removal involves the replacement of the Owner Trustee, an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to the Owner Participant covering the matters described in the opinion delivered pursuant to Section 4(a)(xii) and such other matters as the Owner Participant may reasonably request and (E) Lessee shall pay, and indemnify and hold harmless the Owner Participant and the Indenture Trustee on a net after-Tax basis against, any and all costs and expenses including reasonable counsel fees and all disbursements, registration fees, recording or filing fees and Taxes incurred by the Owner Trustee, the Owner Participant and the Indenture Trustee in connection with such change of situs. Notwithstanding anything to the contrary contained herein or in any other Operative Document, the Owner Participant agrees with Lessee that it will not consent to or direct a change in the situs of the Trust Estate without the prior consent of Lessee unless the Owner Trustee, the Indenture Trustee, the Note Holders and the Trust Estate each waives its right to any indemnity payable by the Lessee under Section 6(b) to the extent such indemnity obligation is a result of the change in situs.

      SECTION 14. MISCELLANEOUS.

            (a) Consents Under Lease. The Owner Participant and each Loan Participant covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, or the Indenture Trustee under the terms of the Lease which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor or the Indenture Trustee.

            (b) Survival. The representations, warranties, indemnities and agreements of Lessee, the Owner Trustee, the Indenture Trustee, the Subordination Agent, the Pass Through Trustee and the Owner Participant provided for in this Agreement or any other Operative Document, and Lessee's, the Owner Trustee's, the Indenture Trustee's, the Subordination Agent's, the Pass Through Trustee's and the Owner Participant's obligations under any and all thereof, shall survive the making available of the respective Commitments by the Pass Through Trustee and the Owner Participant, the payment of Lessor's Cost, the delivery or return of the Aircraft, the transfer of any interest of the Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Loan Participant in any Equipment Note or the Trust Indenture Estate or any Sublease and the expiration or other termination of this Agreement or any other Operative Document.

            (c) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            (d) Amendments and Waivers. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Indenture Trustee, the Owner Participant and the Owner Trustee.

            (e) Successors and Assigns. The terms of this Agreement shall be binding upon, and inure to the benefit of, Lessee and, subject to the terms of this Agreement, its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Owner Participant and, subject to the terms of this Agreement, its successors and permitted assigns, each Note Holder and its successors and registered assigns, the Indenture Trustee and its successors as Indenture Trustee under the Trust Indenture and the Owner Trustee and its successors as Owner Trustee under the Trust Agreement. The terms of this Agreement shall inure to the benefit of the Liquidity Provider and Policy Provider, and each of their successors and permitted assigns.

            (f) Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

            (g) Trust Capacity. The parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the Owner Trustee in its individual capacity or against any institution or other Person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling Person or Persons of any of them; provided, however, that this
Section 14(g) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or negligent conduct for which it would otherwise be liable; and provided, further, that nothing contained in this Section 14(g) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 14(g) shall survive the termination of this Agreement and the other Operative Documents.

            (h) Section 1110. It is the intention of the parties hereto (and each party agrees that each Operative Document is intended to be construed so as to ensure) that the Owner Trustee, as Lessor under the Lease, and the Indenture Trustee, as assignee of such Lessor's rights under the Lease pursuant to the Trust Indenture, will be entitled to the full benefits of Section 1110 of the Bankruptcy Code in all circumstances.

      SECTION 15. EXPENSES.

            (a) Invoices And Payment. Each of the parties hereto shall promptly submit to the Owner Trustee and Lessee for their prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received. The Owner Participant agrees to transfer to the Owner Trustee promptly after receipt by the Owner Participant of approved invoices such amount as shall be necessary in order to enable the Owner Trustee to pay, or if such approved invoice has previously been paid by Lessee, to reimburse Lessee for, Transaction Expenses. To the extent of funds received by it, the Owner Trustee agrees to pay all invoices of Transaction Expenses that have been approved by it and Lessee promptly upon receipt thereof and, to the extent such approved invoices have previously been paid by Lessee, to reimburse Lessee promptly therefor. Notwithstanding the foregoing, to the extent that Transaction Expenses exceed two percent (2%) of Lessor's Cost, Lessee at its sole option shall have the right to pay directly any or all Transaction Expenses which are in excess of two (2%) of Lessor's Cost.

            (b) Payment of Other Expenses. In the event that the transactions contemplated by this Participation Agreement fail to close solely as a result of the Owner Participant's failure to comply with the terms and conditions upon which its participation in the transaction was predicated, the Owner Participant will be responsible for all of its fees and expenses, including but not limited to the fees, expenses and disbursements of its special counsel. If the transactions fail to close for any other reason, Lessee shall be responsible for all Transaction Expenses.

      SECTION 16. REFINANCINGS.

            (a) Refinancing Generally. So long as no Lease Event of Default shall have occurred and be continuing, Lessee shall have the right to refinance all (but not less than all) of the Equipment Notes no more than two (2) times by giving written notice to the Owner Participant and the Owner Trustee that there shall be effected a voluntary redemption of the Equipment Notes by the Owner Trustee, whereupon the Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with Lessee as to the terms of such refinancing operation (including the terms of any debt to be issued in connection with such refinancing); provided that no such refinancing shall require an increase in the amount of the Owner Participant's investment in the beneficial ownership of the Aircraft or in the principal amount of the Equipment Notes; and provided further that the Owner Participant may reject any terms that, in its reasonable judgment, adversely affect the Owner Participant.

            Upon such agreement:

                  (1) within ten (10) Business Days after the reaching of
            such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Refinancing Certificate") setting forth (i) (based upon information provided by Lessee and on the agreement reached between Lessee and the Owner Participant) the proposed date on which the outstanding Equipment Notes will be redeemed and a description of any new debt to be issued and the other aspects of such refinancing that will be consummated (such date, the "Refinancing Date") and (ii) the following information calculated pursuant to the provisions of paragraph
            (6) of this Section 16(a): (A) the proposed adjusted debt/equity ratio, (B) the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, (C) the amount, if any, by which the Owner Participant's aggregate investment in the beneficial interest in the Aircraft is to be decreased and (D) the proposed revised schedules of Basic Rent percentages, debt amortization, EBO Amount, Termination Value percentages and other purchase option or termination percentages. The Refinancing Certificate shall not provide for a debt/equity ratio which is materially different from the then existing ratio. Within fourteen days of its receipt of the Refinancing Certificate, Lessee may demand a verification pursuant to Section 3(g) of the Lease of the information set forth in the Refinancing Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate (or the determination pursuant to such verification procedures), as to the debt/equity ratio, the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date and the revised Basic Rent percentages, debt amortization, EBO Amount, Termination Value percentages and other buyout and termination percentages (such information, whether as set forth or as so determined, the "Refinancing Information") the appropriate parties will take the actions specified in paragraphs (2) through (5) below;

                  (2) the appropriate parties will enter into appropriate
            documentation (which may involve an underwriting agreement in connection with such sale or the sale of the Owner Trustee's interest in the Trust Estate and/or the Aircraft and its resale to the Owner Trustee) with the institution or institutions to be named therein providing for (A) (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Information which amount shall be equal to the aggregate principal amount of all Equipment Notes outstanding on the Refinancing Date (such debt securities, the "New Debt");

                  (3) application of the proceeds of the sale of the New
            Debt to the redemption of all such Equipment Notes on the Refinancing Date and (iii) the payment of the excess, if any, of such proceeds over the amounts necessary to effect such redemption to the Owner Trustee and (B) pursuant to which the parties to the refinancing transaction (including the Owner Participant, the Lessee, the Owner Trustee and the Loan Participants, but excluding the holders of the Pass Through Certificates) make such representations, warranties and covenants as Lessee and Owner Participant reasonably require;

                  (4) Lessee shall give notice to the Indenture Trustee
            pursuant to Section 2.11 of the Trust Indenture, and Lessee and the Owner Trustee will amend the Lease to provide that (i) Basic Rent payable in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information and (ii) amounts payable in respect of EBO Amount and Termination Value from and after the Refinancing Date shall be as provided in the Refinancing Information;

                  (5) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Equipment Notes and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refinancing;

                  (6) the Lessee shall pay all of the costs and expenses of
            such refinancing (including, but not limited to, the reasonable fees, expenses and disbursements of counsel and any placement or underwriting fees and, subject to the exclusions to the general indemnity in Section 6(c), shall confirm in writing that Lessee's indemnification obligation with respect to the Owner Participant and the Owner Trustee (in its individual and trust capacity) under Section 6(c) extends to the refinancing transaction and any additional indemnification which such party shall require; and

                  (7) when calculating any of the information required to
            be set forth in a Refinancing Certificate, the Owner Participant shall make such calculations in a manner which (A) maintains the Owner Participant's Net Economic Return (except to the extent the assumptions referred are the subject of the recalculations being conducted by the Owner Participant) and
            (B) minimizes the Net Present Value of Rents to Lessee to the extent possible consistent with clause (A).

                  (8) the Owner Participant shall receive a favorable tax
            opinion from independent tax counsel selected by the Owner Participant and reasonably acceptable to Lessee to the effect that there is no significant additional risk, as a result of such refinancing, of adverse tax consequences under Section 467 of the Code and related regulations, rules and judicial interpretations as in effect on the date of such refinancing (the "Section 467 Tax Opinion") provided, however, that if (i) the Owner Participant has not received the Section 467 Tax Opinion or (ii) has received the Section 467 Tax Opinion but adverse tax consequences nonetheless result, then Lessee shall indemnify the Owner Participant for any such additional adverse Tax consequences that actually result as if such event were an Income Inclusion under the Tax Indemnity Agreement, but only to the extent Section 467 of the Code and related regulations were satisfied as of the Delivery Date.

            (b) Limitation on Redemption. The Equipment Notes shall not be subject to voluntary redemption by the Owner Trustee without the consent of Lessee except as set forth in Section 2.14 of the Trust Indenture.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              US AIRWAYS, INC.,
                                Lessee



                              By:
                                 ------------------------------------
                              Name:
                              Title:


                              [-]
                              as Owner Participant



                              By:
                                 ------------------------------------
                              Name:
                              Title:


                              STATE STREET BANK AND TRUST
                              COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                                not in its individual capacity except as otherwise provided herein, but solely as Indenture Trustee



                              By:
                                 ------------------------------------
                              Name:
                              Title:


                              Address:


                              FIRST SECURITY BANK,
                              NATIONAL ASSOCIATION,
                                not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee



                              By:
                                 ------------------------------------
                              Name:
                              Title:


                              STATE STREET BANK AND TRUST
                              COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                                not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee



                              By:
                                 ------------------------------------
                              Name:
                              Title:
                              Address:


                              STATE STREET BANK AND TRUST
                              COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                                not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent



                              By:
                                 ------------------------------------
                              Name:
                              Title:
                              Address:


                                                                        ANNEX A


                                DEFINITIONS
                    (US Airways, Inc. Trust No. N___U_)
                     Manufacturer's Serial Number ____


            The following terms shall have the following meanings for all purposes of the Operative Documents referred to below, unless otherwise defined in an Operative Document and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Annex A and the provisions of the main body of any Operative Document, the provisions of the main body of such Operative Document shall control the construction of such Operative Document.

            Except as otherwise provided herein, all references to any agreement defined in this Annex A shall be deemed to include such agreement as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and, where applicable, the terms of the other Operative Documents. All references to statutes, rules and regulations shall be deemed to include all amendments, replacements and successors thereto unless otherwise specified herein. Any reference to any Person shall be deemed to include its successors and permitted assigns.

            "Acceptable Alternate Engine" means (i) a CFM International Model 56- 5 (or improved type) engine suitable for use on the Airframe and having not less than 1,500 cycles left before such engine's next scheduled shop visit in accordance with Lessee's FAA approved maintenance program or
(ii) an engine of the same manufacturer suitable for use on the Airframe and having a value and utility equal to or greater than a CFM Model 56-5 type engine, assuming such engine is in the condition required by the Lease, provided that the primary purpose of designating any engine as an Acceptable Alternate Engine is not to reduce the aggregate life, value and utility from that of the substituted Engine.

            "Acceptance Certificate" has the meaning specified for such term in Section 4(a)(iv)(10) of the Participation Agreement.

            "Actual Knowledge" means, (i) as it applies to the Owner Trustee or Indenture Trustee, as the case may be, actual knowledge of a Responsible Officer in the Trust Office of the Owner Trustee or in the Corporate Trust Office of the Indenture Trustee, as the case may be, and
(ii) as it applies to the Owner Participant or Lessee, actual knowledge of a vice president or other higher officer of the Owner Participant or Lessee, respectively, having responsibility for the transactions contemplated by the Operative Documents.

            "Additional Insured" means Lessor, in its individual capacity and as Owner Trustee and owner of the Aircraft, the Indenture Trustee, the Owner Participant, the Pass Through Trustee, the Liquidity Provider, the Policy Provider, and each of their respective Affiliates, successors and permitted assigns, and the respective directors, officers, employees and agents of the foregoing.

            "Additional Part" or "Additional Parts" has the meaning specified for such term in Section 8(c) of the Lease.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

            "Aircraft" means the Airframe to be delivered and leased under the Lease pursuant to Lease Supplement No. 1 (or any airframe from time to time substituted for such Airframe pursuant to Section 10(a) of the Lease) together with the two Engines initially leased under the Lease pursuant to Lease Supplement No. 1 (or any Acceptable Alternate Engine substituted for either of such Engines pursuant to the terms of the Lease), in each case as specified in the applicable Lease Supplement, whether or not any of such initial or substituted Engines may from time to time be installed on such initial or substituted Airframe or may be installed on any other airframe or on any other aircraft and including all logs, manuals, and data and inspection, modification, repair and overhaul records required to be maintained with respect to the foregoing.

            "Airframe" means: (i) the Airbus aircraft (except Engines or engines from time to time installed thereon) specified in the Lease Supplement No. 1, which aircraft shall be leased by Lessor to Lessee under the Lease and under such Lease Supplement, and any aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such aircraft (except Engines or engines from time to time installed thereon) pursuant to clause (ii) of the first paragraph of
Section 10(a) of the Lease; and (ii) any and all Parts (A) so long as the same shall be incorporated or installed in or attached to such aircraft (except Engines or engines from time to time installed thereon), or (B) so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 of the Lease after removal from such aircraft (except Engines or engines from time to time installed thereon); provided, however, that at such time as an aircraft (except Engines or engines from time to time installed thereon) shall be deemed part of the property leased under the Lease in substitution for the Airframe pursuant to the applicable provisions of the Lease, the replaced Airframe shall cease to be an Airframe under the Lease; provided further that the Airframe shall not include Passenger Convenience Equipment.

            "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

            "Base Rate" means the rate of interest announced publicly by The Chase Manhattan Bank in New York, New York from time to time as its base rate.

            "Basic Rent" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(b) of the Lease as adjusted as provided in Section 3(c) of the Lease but subject always to the provisions of
Section 3(c)(iv) of the Lease and, for any Renewal Term, Basic Rent determined pursuant to Section 19 of the Lease.

            "Basic Term" means the term for which the Aircraft is leased pursuant to Section 3(a) of the Lease, commencing on the Delivery Date and ending on the Basic Term Expiration Date.

            "Basic Term Expiration Date" means the date that is 22 years and six months after the Delivery Date, or such earlier date as the Lease may be terminated in accordance with the provisions thereof.

            "Bill of Sale" means a full warranty bill of sale covering the Aircraft, executed by Lessee in favor of the Owner Trustee, dated the Delivery Date, specifically referring to the Airframe and each Engine, which Bill of Sale shall contain, among other things, a statement that such Bill of Sale thereby conveys to the Owner Trustee good title to the Airframe and each Engine described in such Bill of Sale, free and clear of all liens, encumbrances and rights of others except Permitted Liens described in Section 6(a)(xv) of the Participation Agreement.

            "Burdensome Termination Event" means an event which shall be deemed to have occurred if (A) one or more events have occurred which give rise to an obligation on the part of Lessee to pay any costs or expenses or indemnity under Sections 6(b) or 6(c) of the Participation Agreement or under the Tax Indemnity Agreement if the aggregate amount of such indemnity or other payments would exceed (as to future payments on a present value basis discounted semi-annually at the Debt Rate to the determination date) 2.50% of Lessor's Cost, (B) Lessee plans non-severable improvements to the Aircraft which (i) are necessary to comply with any applicable law, regulations, rules or orders or as required by Lessee's insurance policies maintained pursuant to Section 11 of the Lease, in Lessee's sole discretion, (ii) will cost in excess of $2.5 million and (iii) the Owner Participant will not permit to be financed under similar terms then available in the market for similar transactions or (C) Lessee has requested a change in registration or consent to enter into a Sublease with a Permitted Sublessee with respect to the Aircraft, at a time after the Depreciation Period and no Lease Event of Default has occurred and is continuing, in accordance with the procedures and requirements set forth in
Section 7(d) of the Participation Agreement and Section 7(b)(x) of the Lease, and the Owner Participant does not consent to such change in registration or sublease in accordance with the provisions of such Section 7(d) and Section 7(b)(x) of the Lease.

            "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Corporate Trust Office, Pittsburgh, Pennsylvania or the city and state where the office of the Owner Trustee is located.

            "Cash Equivalents" means (i) direct obligations of the United States of America and agencies guaranteed by the United States government having a final maturity of ninety (90) days or less from date of purchase thereof; (ii) certificates of deposit issued by, bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of Aa or better by Moody's Investors Service, Inc. ("Moody's") or AA or better by Standard & Poor's Corporation ("S&P") and having a final maturity of ninety (90) days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the laws of the United States of America or any state thereof having a rating assigned to such commercial paper of A1 by S&P or P1 by Moody's and having a final maturity of ninety (90) days or less from the date of purchase thereof; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank's capital and surplus.

            "Certificated Air Carrier" means a Citizen of the United States holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110 of the Bankruptcy Code or any analogous successor provision of the Bankruptcy Code.

            "Citizen of the United States" has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States of America enacted in substitution or replacement therefor.

            "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commitment" means the commitment pursuant to the Participation Agreement of each Loan Participant or of the Owner Participant, as the case may be, to finance the Owner Trustee's payment of Lessor's Cost for the Aircraft.

            "Consent and Agreement" means, collectively, each Consent and Agreement (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, executed by the Seller and the Manufacturer, respectively, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

            "Continuous Stay Period" has the meaning specified for such term in Section 4.04(a) of the Trust Indenture.

            "Corporate Trust Office" means the principal office of the Indenture Trustee located at 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Administration, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to Lessee, the Owner Trustee, the Owner Participant, the Loan Participants and each Note Holder.

            "Debt" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments or for the deferred purchase price of property, goods or services.

            "Debt Rate" means, with respect to any Series, the rate per annum specified for such Series under the heading "Interest Rate" in
Schedule I to the Trust Indenture.

            "Default" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default or Lease Event of Default.

            "Delivery Date" means the date of the Lease Supplement No. 1 for the Aircraft, which date shall be the date the Aircraft is leased by Lessor to Lessee and accepted by Lessee under the Lease.

            "Depositary" means ABN AMRO Bank N.V. acting through its Chicago branch, as the Depositary under the Deposit Agreement, or any permitted successor thereto.

            "Deposit Agreement" means, that certain Deposit Agreement (Class G), dated as of the Pass Through Trust Closing Date, between First Security Bank, National Association, as escrow agent under the Escrow Agreement referred to therein, and the Depositary Association, as escrow agent under the Escrow Agreement referred to therein, and the Depositary.

            "Depreciation Period" means the period commencing on the Delivery Date and ending at the end of the calendar year during which the seventh (7th) anniversary of the Delivery Date occurs.

            "Determination Date" has the meaning set forth in Section 10(a)(i) of the Lease.

            "Dollars" and "$" mean the lawful currency of the United States of America.

            "EBO Amount" means the applicable amount for the EBO Date set forth on Exhibit D to the Lease (as such Exhibit D may be adjusted from time to time as provided in Section 3(c) of the Lease). Unless Lessee shall have assumed the Equipment Notes in accordance with the Operative Documents, the first installment of EBO Amount shall always be sufficient to pay in full the aggregate unpaid principal amount of all Equipment Notes outstanding as of such date, together with all accrued and unpaid interest or all such Equipment Notes as of such date.

            "EBO Date" means the first date set forth under the caption "EBO Date" on Exhibit D to the Lease.

            "Enforcement Date" has the meaning specified for such term in
Section 4.03 of the Trust Indenture.

            "Engine" means (i) each of the two CFM International 56-5 type engines listed by manufacturer's serial number in the Lease Supplement No. 1, whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft; and (ii) any Acceptable Alternate Engine that may from time to time be substituted, pursuant to the terms of the Lease, for either of such two Engines, together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of
Section 8 of the Lease after removal from such Engine; provided, however, that at such time as an engine shall be deemed part of the property leased under the Lease in substitution for an Engine pursuant to the applicable provisions of the Lease, the replaced Engine shall cease to be an Engine under the Lease or other Operative Documents. The term "Engines" means, as of any date of determination, all Engines then leased under the Lease.

            "Engine Agreement Assignment" means the Engine Warranties Assignment, dated as of the date of the Lease, between Lessee and Lessor, as the same may be amended, supplemented or modified from time to time, with a form of Consent and Agreement to be executed by the Engine
Manufacturer attached thereto.

            "Engine Consent and Agreement" means the Engine Manufacturer's Consent and Agreement, dated as of the date of the Lease, executed by the Engine Manufacturer, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

            "Engine Manufacturer" means CFM International, Inc. and its successors and assigns.

            "Equipment Note Register" has the meaning specified for such term in Section 2.07 of the Trust Indenture.

            "Equipment Note Registrar" has the meaning specified for such term in Section 2.07 of the Trust Indenture.

            "Equipment Notes" means and include any Equipment Notes issued under the Trust Indenture in the form specified in Section 2.01 of the Trust Indenture, and issued in exchange therefor or replacement thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "Escrow Agreement" means, that certain Escrow and Paying Agent Agreement (Class G), dated as of the Pass Through Trust Closing Date, among First Security Bank, National Association, as escrow agent, the Underwriters, the Pass Through Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as paying agent thereunder.

            "Estimated Value" means the amount equal to the fair market value of the Aircraft at the expiration of the Basic Term, as specified in the appraisal received pursuant to Section 4(a)(xvii) of the Participation Agreement.

            "Event of Default" (i) when such term is used in or with respect to the Lease has the meaning specified for such term in Section 14 of the Lease and (ii) when such term is used in or with respect to the Trust Indenture has the meaning specified for such term in Section 4.02 of the Trust Indenture.

            "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property:
(i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property for a period in excess of one hundred eighty (180) days or, if earlier, the expiration of the Term; (iv) the requisition for use of such property by any governmental authority (other than a requisition for use by the United States Government Entity or any government of registry of the Aircraft or any agency or instrumentality thereof) that shall have resulted in the loss of possession of such property by Lessee (or any Sublessee) for a period in excess of one hundred eighty (180) consecutive days or, if earlier, the expiration of the Term; (v) the requisition for use by the United States Government Entity or any government of registry of the Aircraft or any instrumentality or agency thereof, which shall have occurred during the Basic Term (or any Renewal Term) and shall have continued for a period of thirty (30) days beyond the Term, provided, however, that no Event of Loss pursuant to this clause (v) shall exist if Lessor shall have furnished to Lessee the written notice specified in
Section 10(d) of the Lease; (vi) the condemnation, confiscation or requisition of the Aircraft by the United States Government or any government of registry, if such condemnation, confiscation or requisition results in a loss by the Owner Trustee of its title to the Aircraft or the taking of title to the Aircraft or the Airframe by the United States Government or any government of registry; (vii) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or other governmental body of the government of registry of the Aircraft having jurisdiction, the use of such property in the normal course of the business of commercial passenger air transportation shall have been prohibited for a period of one hundred eighty (180) consecutive days, unless Lessee (or Sublessee) shall have undertaken and shall be diligently carrying forward all steps which are necessary and desirable to permit the normal use of the Aircraft by Lessee (or such Sublessee), but in any event an "Event of Loss" shall occur if such "grounding" extends for a period of more than three hundred sixty (360) days (or, if earlier, the expiration of the Term); provided that no Event of Loss shall be deemed to occur if such "grounding" is applicable to Lessee's entire fleet of A[319/320] aircraft and Lessee, prior to the expiration of one year from the prohibition of such use, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, on a non-discriminatory basis, all steps which are necessary or desirable to permit the normal use of the Aircraft by Lessee (or such Sublessee), but in any event an "Event of Loss" shall be deemed to have occurred if such use shall have been prohibited for a period of two consecutive years or such use shall be prohibited at the expiration of the Term; and (viii) with respect to an Engine only, any divestiture of title to or interest in an Engine or any event with respect to an Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7(b)(v) of the Lease. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

            "Excluded Payments" means (i) indemnity payments paid or payable by Lessee to or in respect of the Owner Participant or the Owner Trustee in its individual capacity, their respective Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents (collectively, the "Owner Indemnitees") pursuant to Sections 6(b), 6(c), 15 or 16 of the Participation Agreement, (ii) proceeds of public liability insurance in respect of the Aircraft payable as a result of insurance claims made, or losses suffered, by the Owner Trustee or the Indenture Trustee in their respective individual capacities or by any of the Owner Indemnitees, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) or any other Owner Indemnitee and permitted under Section 11 of the Lease, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee and all payments of Supplemental Rent by Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) Transaction Expenses payable by Lessee to the Owner Trustee in its individual capacity or to the Owner Participant pursuant to Section 15 of the Participation Agreement and fees payable to the Owner Trustee or the Indenture Trustee, (vi) any amount payable to the Owner Participant by any transferee in consideration for the assignment of the Owner Participant's interest in the Trust Estate, (vii) provided that the Equipment Notes shall have been duly assumed by Lessee pursuant to Section 2.13 of the Trust Indenture, the amounts payable to the Owner Trustee pursuant to Section 19(b) or 20 of the Lease plus all expenses incurred by the Owner Trustee and the Owner Participant in connection with such assumption, as applicable, (viii) interest accrued on any of the above, (ix) any right to enforce the payment of any amount described in clauses (i) through (viii) above (provided the rights referred to in this clause (ix) shall not be deemed to include the exercise of any remedies provided for in the Lease other than the right to sue for specific performance of any covenant or to make such payment or to sue for damages in respect of the breach of any such covenant) and (x) any right to exercise any election or option or make any decision or determination, or give or receive any notice, consent, waiver or approval, or take any other action, in each case, with respect to any amount described in clauses (i) through (viii) above, including the right to declare a Lease Event of Default, in respect of Lessee's failure to pay any amounts described in clauses (i) through (viii) above (provided the rights referred to in this clause (x) shall not be deemed to include the exercise of any remedies provided for in the Lease other than the remedies described in clause (ix) above and right to exercise any election, option or make any decision or determination or give or receive any notice, covenant, waiver or approval or take other action, in each case, to the extent and only to the extent relating to an "Excluded Payment" described in clauses (i) through (viii) of this definition).

            "Expenses" means all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals and reasonable costs of investigation) of whatsoever kind and nature.

            "FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the Federal Aviation Administration), executed by Lessee in favor of the Owner Trustee and dated and delivered on the Delivery Date.

            "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to their functions.

            "Federal Funds Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by State Street from three Federal funds brokers of recognized standing selected by it.

            "Foreign Air Carrier" means any air carrier which is not a U.S. Air Carrier and which performs, or contracts for the performance of, maintenance, preventative maintenance and inspections for the Aircraft, Airframe and/or any Engine or engine to standards which are approved by, or are not, in the Owner Participant's reasonable judgment, materially less stringent than the standards imposed by the Federal Aviation Administration or any Permitted Foreign Air Authority.

            "French Pledge Agreement" means the French Pledge Agreement (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, between the Owner Trustee and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time.

            "General Terms Agreement" or "GTA" means that certain General Terms Agreement dated as of February 5, 1999, by and between Engine Manufacturer and US Airways Group, Inc. (as the same has been assigned to Lessee), but excluding any and all Side Letter Agreements attached thereto, to the extent that such contract relates to the Engines, as such contract may hereafter be amended, supplemented and modified to the extent relating to the Engines.

            "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

            "Indemnitee" means (i) the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, (ii) the Indenture Trustee, (iii) the Owner Participant, (iv) the Trust Estate, (v) the Loan Participant and each other Note Holder, (vi) the Subordination Agent, (vii) the Liquidity Provider, (viii) the Policy Provider, (ix) the Pass Through Trustee, (x) each Affiliate of the Persons described in clauses (i) through
(iv), inclusive, (xi) each Affiliate of the Persons described in clauses
(vi), (vii), (viii) and (ix), (xii) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses
(i) through (ix), inclusive, (xiii) the successors and permitted transferees and assigns of the Persons described in clauses (i) through
(ix), inclusive.

            "Indemnity Agreement" means that certain Indemnity Agreement, dated as of the Pass Through Trust Closing Date, between the Depositary and Lessee.

            "Indenture Agreements" means the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Bills of Sale and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

            "Indenture Default" means any condition, circumstance, act or event which with the giving of notice or the lapse of time or both would become an Indenture Event of Default.

            "Indenture Event of Default" has the meaning given the term "Event of Default" in the Trust Indenture.

            "Indenture Excess Amount" has the meaning specified for such term in Section 2.03(b) of the Trust Indenture.

            "Indenture Indemnitees" means (i) State Street and the Indenture Trustee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) the Liquidity Provider, (v) the Policy Provider, (vi) the Pass Through Trustee and (vii) each of the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (vi), inclusive.

            "Indenture Trustee" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity, but solely as Indenture Trustee, and any entity which may from time to time be acting as indenture trustee under the Trust Indenture.

            "Indenture Trustee Documents" means the Participation
Agreement, the Trust Indenture, the Indenture Trustee Parent Guaranty, and the French Pledge Agreement and any other agreements between the Indenture Trustee and any other party to the Participation Agreement relating to the Transactions, delivered on the Delivery Date.

            "Indenture Trustee Event" means either (i) the Equipment Notes shall have been declared due and payable by the Indenture Trustee pursuant to Section 4.04(b) of the Trust Indenture, (ii) the Indenture Trustee has taken action or notified the Owner Trustee that it intends to take action to foreclose the Lien of the Trust Indenture or otherwise commence the exercise of any significant remedy under the Trust Indenture or the Lease or (iii) in the event of a reorganization proceeding under Chapter 11 of the Bankruptcy Code in which the Lessee is a debtor, (A) the trustee in such proceeding or Lessee not agreeing to perform its obligations under the Lease, as contemplated under Section 1110, during the 60-day period under
Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) or (B) at any time after agreeing to perform such obligations, such trustee or Lessee ceasing to perform such obligations with the result that the Continuous Stay Period comes to an end.

            "Indenture Trustee Parent Guaranty" means the Indenture Trustee Parent Guaranty of State Street Bank and Trust Company, dated as of the date of the Lease.

            "Indenture Trustee's Liens" means any Lien which arises as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Indenture Estate pursuant to the Trust Indenture, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct,
(C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 6 of the Participation Agreement pursuant to said Section 6, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Section 9, 10, 19 or 20 of the Lease or Article IV or V of the Trust Indenture, or a transfer of the Aircraft pursuant to
Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

            "Insurance Brokers" has the meaning specified for such term in
Section 11 of the Lease.

            "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Pass Through Trust Closing Date, among the Pass Through Trustee, the Liquidity Provider, the Policy Provider and the Subordination Agent.

            ["Intermediary" means Chicago Deferred Exchange Corporation, an Illinois corporation, the like kind exchange participant.]6

            "Law" means (a) any constitution, treaty, statute, law, regulation, order, rule or directive of any Government Entity and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

            "Lease" means that certain Lease Agreement (US Airways, Inc. Trust No. N___U_), dated as of [-], entered into by the Owner Trustee and Lessee concurrently with the execution and delivery of the Trust Indenture, as said Lease Agreement has been, or may from time to time be, supplemented or amended to the extent permitted by, and in accordance with, the terms of the Trust Indenture (for so long as the Trust Indenture remains in effect). The term "Lease" shall also include each Lease Supplement from time to time entered into pursuant to the terms of the Lease.

            "Lease Default" means any condition, circumstance, act or event which with the giving of notice or the lapse of time or both would become a Lease Event of Default.

            "Lease Event of Default" means an "Event of Default" as defined in Section 14 of the Lease.

            "Lease Period" means (i) with respect to the Basic Term, the "Lease Periods" identified on Exhibit B-2 to the Lease and (ii) with respect to any Renewal Term, each of the consecutive periods throughout such Renewal Term ending on a Rent Payment Date, the first such period commencing on and including the first day of such Renewal Term.

            "Lease Supplement" means a Lease Supplement, substantially in the form of Exhibit A to the Lease, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of the Lease, and any subsequent Lease Supplement entered into in accordance with the terms of the Lease.

            "Lessee" means US Airways, Inc., a Delaware corporation. Include only for deals with like-kind exchange.

            "Lessee Documents" means the Participation Agreement, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement (insofar as it relates to the Aircraft), the FAA Bill of Sale, the Bill of Sale, the Purchase Agreement Assignment, the Engine Agreement Assignment, the Tax Indemnity Agreement and each other agreement between the Lessee and the respective parties thereto relating to the transactions contemplated by the Operative Documents thereof, delivered on the Delivery Date.

            "Lessor" means First Security Bank, National Association, not in its individual capacity, but solely as Owner Trustee, or any of its successors and permitted assigns acting as lessor under the Lease.

            "Lessor Liens" means any Lien or disposition of title or interest arising as a result of (i) claims against Lessor, First Security Bank, National Association, in its individual capacity, or the Owner Participant not related to the Transactions contemplated by the Operative Documents, (ii) any act or omission of the Owner Participant, Lessor, or First Security Bank, National Association, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative
Documents, (iii) claims against the Owner Participant, Lessor, or First Security Bank, National Association, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or First Security Bank, National Association, in its individual capacity, pursuant to Section 6 of the Participation Agreement or the Tax Indemnity Agreement [or] (iv) claims against Lessor or the Owner Participant arising out of any transfer by Lessor or the Owner Participant of all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents other than the transfer of possession of the Aircraft by Lessor pursuant to the Lease, the transfer pursuant to the Trust Indenture or a transfer of the Aircraft pursuant to Section 9, 10, 19 or 20 of the Lease or pursuant to the exercise of the remedies set forth in
Section 15 of the Lease [, (v) claims against the Lessor, the Owner Participant or First Security Bank, National Association arising out of or related to the agreements described in Section 2(c) of the Participation Agreement or the transactions contemplated thereby (except to the extent intended to accomplish the like-kind exchange under Section 1031 of the
Code) or (vi) claims against the Aircraft, Airframe or any Engine or any Part arising out of or related to the agreements described in Section 2(c) of the Participation Agreement or the transactions contemplated thereby](7); provided that the Lien of the Trust Indenture shall not be considered a "Lessor Lien."

--------
(7)     Include only for like-kind exchange transactions.


            "Lessor's Cost" for the Aircraft means the amount denominated as such in Exhibit B-3 to the Lease.

            "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease or security interest affecting the title to or any interest in property.

            "Liquidity Facility" means the Revolving Credit Agreement, dated as of the Pass Through Trust Closing Date, between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, as the same may be amended, modified or supplemented.

            "Liquidity Provider" means Bayerische Landesbank Girozentrale, as Class G Liquidity Provider under the Liquidity Facility, or any successor thereto.

            "Loan Participant" means each Purchaser and its respective successors and registered permitted assigns, including any Note Holder.

            "Loan Participant Liens" means any Lien or disposition of title or interest which arises from acts or claims against any Loan Participant not related to the Transactions contemplated by the Operative Documents.

            "Loss Payment Date" has the meaning specified for such term in
Section 10(a) of the Lease.

            "Majority in Interest of Note Holders" as of a particular date of determination means the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by the Owner Trustee or the Owner Participant or any interests of the Owner Participant therein by reason of subrogation pursuant to Section 4.03 of the Trust Indenture (unless all Equipment Notes then outstanding shall be held by the Owner Trustee or the Owner Participant or any Affiliate thereof) or Lessee or any Affiliate of any thereof).

            "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Lessee and reasonably acceptable to the Indenture Trustee and the Owner Participant) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360- day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest accrued to the time of determination. For purposes of determining the Make- Whole Amount, "Treasury Yield" means, at the time of determination, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. "Average Life Date" means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note.

            "Manufacturer" means, with respect to the Airframe, Airbus Industrie G.I.E., a groupement d'interet economique established under Ordinance No. 67-821 dated September 23, 1967 of the Republic of France, and its successors and permitted assigns.

            "Manufacturer Documents" means the Purchase Agreement and the Consent and Agreement.

            "Mortgaged Property" has the meaning specified for such term in
Section 3.03 of the Trust Indenture.

            "Net Economic Return" means the Owner Participant's net after-tax book yield and aggregate after-tax cash flow utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Termination Value percentages and EBO Amounts as of the Delivery Date.

            "Net Present Value of Rents" means the net present value, as of the date of calculation, of Basic Rent set forth in Exhibit B-1 to the Lease, discounted at an annual interest rate of ten percent (10%) on a semi-annual basis, expressed as a percentage of Lessor's Cost.

            "New Debt" has the meaning specified for such term in Section 16(a) of the Participation Agreement.

            "Non-U.S. Person" means any Person other than a U.S. Person.

            "Note Holder" means any registered holder from time to time of one or more Equipment Notes.

            "Note Purchase Agreement" means the Note Purchase Agreement dated as of the Pass Through Trust Closing Date among Lessee, the Pass Through Trustee, the Subordination Agent, First Security Bank, National Association, as Escrow Agent, and State Street Bank and Trust Company of Connecticut, National Association, as Paying Agent.

            "Obsolete Parts" has the meaning specified for such term in
Section 8(c) of the Lease.

            "Operative Documents" means, collectively, the Participation Agreement, the Lease, the Trust Indenture, the Trust Agreement, an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee, the Tax Indemnity Agreement, the Lease Supplement covering the Aircraft, the Trust Supplement covering the Aircraft, the Equipment Notes, the Bill of Sale, the FAA Bill of Sale, the French Pledge Agreement, the Purchase Agreement (insofar as it relates to the Aircraft and only to the extent assigned under the Purchase Agreement Assignment), the Purchase Agreement Assignment, the Consent and Agreement, the GTA (insofar as it relates to the Engines and only to the extent assigned under the Engine Agreement Assignment), the Engine Agreement Assignment and the Engine Consent and Agreement and the Indenture Trustee Parent Guaranty (each, an "Operative Document").

            "Operative Indentures" means each of the indentures under which notes have been issued and purchased by the Pass Through Trustee pursuant to the Note Purchase Agreement.

            "Owner Indemnitee" has the meaning specified for such term in the definition of Excluded Payments.

            "Owner Participant" means [-], a [-] corporation, so long as such party shall have any interest in the Trust Estate, its successors and transferees thereof as permitted by Section 7(j) of the Participation Agreement and Section 8.01 of the Trust Agreement.

            "Owner Participant Documents" means the Participation
Agreement, the Trust Agreement, and the Tax Indemnity Agreement and each other agreement between the Owner Participant and the respective parties thereto relating to the Transactions contemplated by the Operative Documents, delivered on the Delivery Date.

            "Owner Trustee" means First Security Bank, National Association, not in its individual capacity but solely as owner trustee, and any entity appointed as successor Owner Trustee pursuant to Section
9.01 of the Trust Agreement, and references to a predecessor Owner Trustee in its individual capacity by name in the Operative Documents shall include such successor Owner Trustee in its individual capacity from and after such succession.

            "Owner Trustee Documents" means the Participation Agreement, the Trust Agreement, the Trust Supplement covering the Aircraft, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement Assignment, the Engine Agreement Assignment, the French Pledge Agreement, the Trust Indenture and the Equipment Notes and each other agreement between the Owner Trustee and the respective parties thereto relating to the Transactions contemplated by the Operative Documents, delivered on the Delivery Date.

            "Owner Trustee's pro rata share" has the meaning specified for such term in the Trust Indenture.

            "Participants" means the Loan Participants and the Owner Participant, collectively (each individually, a "Participant").

            "Participation Agreement" means that certain Participation Agreement (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, among the Owner Trustee, the Subordination Agent, the Indenture Trustee, Lessee, the Owner Participant and the Pass Through Trustee, as the same may from time to time be supplemented or further amended, to the extent permitted by, and in accordance with, the terms thereof.

            "Parts" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines and (b) cargo containers) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with Section 8 of the Lease after removal therefrom; provided that "Parts" shall not include Passenger Convenience Equipment.

            "Pass Through Certificates" means the pass through certificates to be issued by the Pass Through Trustee in connection with the Transactions.

            "Pass Through Documents" means the Participation Agreement, the Pass Through Trust Agreement, the Note Purchase Agreement, the Deposit Agreement, the Escrow Agreement, the Liquidity Facility, the Policy Provider Agreement, the Policy and the Intercreditor Agreement.

            "Pass Through Indemnitees" means (i) the Subordination Agent, the Liquidity Provider, the Policy Provider and the Pass Through Trustee,
(ii) each Affiliate of a Person described in the preceding clause (i),
(iii) the respective directors, officers, employees, agents and servants of each of the Persons described in the preceding clauses (i) and (ii) and
(iv) the successors and permitted assigns of the Persons described in the preceding clauses (i), (ii) and (iii).

            "Pass Through Trust" means the grantor trust set forth in
Schedule III to the Participation Agreement created, pursuant to the Pass Through Trust Agreement, to facilitate certain of the Transactions contemplated by the Operative Documents.

            "Pass Through Trust Agreement" means the pass through trust agreement and the Pass Through Trust Supplement referred to on Schedule III to the Participation Agreement.

            "Pass Through Trust Closing Date" means [-], 2000.

            "Pass Through Trustee" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, in its capacity as trustee under the Pass Through Trust Agreement, and each other Person that may from time to time be acting as successor trustee under and pursuant to the terms of any such Pass Through Trust Agreement.

            "Pass Through Trust Supplement" means the Trust Supplement 2000-2G, dated as of the issuance date of the Pass Through Certificates.

            "Passenger Convenience Equipment" means components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications to passengers aboard the Aircraft.

            "Past Due Rate" means (i) with respect to any portion of any payment of Rent that may be required by the Trust Indenture to be paid by the Indenture Trustee to the Loan Participants, or the holders of any outstanding Equipment Notes, a rate per annum equal to one percent (1%) over the interest rate then in effect for such Equipment Notes, and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the Trust Indenture) to any other Person, a rate per annum equal to two percent (2%) over the Base Rate.

            "Payment Date" means each February 5 and August 5, commencing on [-] , [-] (or, if any such day is not a Business Day, the immediately succeeding Business Day) until the Equipment Notes have been paid in full.

            "Permitted Foreign Air Authority" means the Civil Aviation Authority of the United Kingdom, the Direction Generale de l'Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of Germany, the Rijflauchtraatdienst of the Kingdom of the Netherlands, the Ministry of Transportation of Japan, the European Joint Aviation Authorities or the Federal Ministry of Transport of Canada (and any agency or instrumentality of the applicable government succeeding to the functions of any of the foregoing entities).

            "Permitted Lien" means any Lien referred to in clauses (i) through (viii) of Section 6 of the Lease.

            "Permitted Sublessee" means any air carrier domiciled in a country listed in the last paragraph of Section 7(d) of the Participation Agreement as in effect from time to time and as may be modified in accordance with Section 7(d) of the Participation Agreement and which is authorized to conduct commercial airline operations and to operate Similar Aircraft under the Laws of such country.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency, authority or political subdivision thereof.

            "Policy" means the financial guarantee insurance policy, dated as of the Pass Through Trust Closing Date, issued by the Policy Provider in favor of the Subordination Agent for the benefit of the Class G Pass Through Trust.

            "Policy Provider" means MBIA Insurance Corporation, or any successor thereto.

            "Policy Provider Agreement" means the Insurance and Indemnity Agreement, dated as of the Pass Through Trust Closing Date, among the Policy Provider, Lessee and the Subordination Agent.

            "Principal Amount", with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means, as of any determination date, the amount then outstanding, of the aggregate stated original principal amounts of all Equipment Notes.

            "Purchase Agreement" means the Sale and Purchase Agreement, dated as of October 31, 1997, between the Seller and US Airways Group, Inc. (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement), as the same may be amended or otherwise supplemented from time to time, as the same has been assigned to Lessee, relating to the purchase by Lessee of the Aircraft.

            "Purchase Agreement Assignment" means the Purchase Agreement Assignment (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, between Lessee and Lessor, as the same may be amended, supplemented or modified from time to time, with a form of Consent and Agreement to be executed by the Seller attached thereto.

            "Purchase Option Date" has the meaning specified for such term in Section 19(b) of the Lease.

            "Purchasers" means the Pass Through Trustee under the Pass Through Trust Agreement.

            "QIB" has the meaning specified for such term in Section 2.08 of the Trust Indenture.

            "Qualified Owner Participant" means a Person (x) that is not an Affiliate of Lessee and (y) that has a tangible net worth, calculated in accordance with generally accepted accounting principles, greater than $50,000,000 or such lesser amount as is acceptable to Lessee, or (z) whose obligations under the Owner Participant Documents are unconditionally guaranteed by a Person meeting the requirements of clauses (x) and (y).

            "Qualifying Institution" has the meaning specified for such term in Section 7(j) of the Participation Agreement.

            "Refinancing Certificate" has the meaning specified for such term in Section 16(a)(1) of the Participation Agreement.

            "Refinancing Date" has the meaning specified for such term in
Section 16(a)(1) of the Participation Agreement.

            "Refinancing Information" has the meaning specified for such term in Section 16(a)(1) of the Participation Agreement.

            "Remaining Weighted Average Life" of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment of principal, including the payment due on the maturity date of such Equipment Note, by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment; by
(b) the then outstanding unpaid principal amount of such Equipment Note.

            "Renewal Notice" has the meaning specified for such term in
Section 19(a)(1) of the Lease.

            "Renewal Term" has the meaning specified for such term in
Section 19(a)(1) of the Lease.

            "Rent" means Basic Rent and Supplemental Rent, collectively.

            "Rent Payment Date" means [-], and each succeeding February 5 and August 5 in the Term, the Basic Term Expiration Date, and the last Business Day of any Renewal Term, as the case may be.

            "Replacement Airframe" means any airframe substituted for the Airframe pursuant to Section 10(a) of the Lease.

            "Replacement Engine" means any engine substituted for an Engine pursuant to Sections 9(c) and 10(b) of the Lease.

            "Responsible Officer" means with respect to the Owner Trustee, a responsible officer in the Trust Office of the Owner Trustee (including, without limitation, any authorized officer in the Trust Office of the Owner Trustee), and with respect to the Indenture Trustee, a responsible officer in the Corporate Trust Office of the Indenture Trustee.

            "Scheduled Expiry Date" has the meaning specified for such term in Section 12 of the Lease.

            "Section 1110 Period" has the meaning specified for such term in Section 4.04(a) of the Trust Indenture.

            "Secured Obligations" has the meaning specified for such term in the Granting Clause of the Trust Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Seller" means AVSA, S.A.R.L., a societe a responsabilite limitee organized and existing under the laws of the Republic of France.

            "Series C" or "Series C Equipment Notes" means equipment notes, if and when issued, and designated as "Series C" under an applicable trust indenture and security agreement.

            "Series G" or "Series G Equipment Notes" means Equipment Notes issued and designated as "Series G" under the Trust Indenture, in the original Principal Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series G."

            "Significant Expenditure" means an expenditure or planned expenditure of the type described in clause (B) of the definition of Burdensome Termination Event.

            "Similar Aircraft" has the meaning specified for such term in
Section 7(a)(1) of the Lease.

            "Specified Default" means a Lease Default of the type described in Section 14(a), (b) or (e) of the Lease.

            "State Street" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its capacity as Indenture Trustee under the Trust Indenture, but in its individual capacity.

            "Sublease" means any sublease permitted by the terms of Section 7(b)(x) of the Lease and Section 7(d) of the Participation Agreement.

            "Sublessee" means any air carrier for so long, but only so long, as such Person is in possession of the Airframe and/or any Engine pursuant to the terms of a Sublease which is then in effect pursuant to
Section 7(b)(x) of the Lease and Section 7(d) of the Participation
Agreement.

            "Subordination Agent" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

            "Subsequent Owner Participant" means any entity to which the Owner Participant or any transferee from the Owner Participant or any Subsequent Owner Participant shall have transferred at any time after the Delivery Date all of the undivided right, title and interest held by the successor Owner Participant in the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted by Section 8.01 of the Trust Agreement and Section 7(j) of the Participation Agreement.

            "Supplemental Rent" means, without duplication, (a) all amounts, liabilities, indemnities and obligations (other than Basic Rent) that Lessee assumes or becomes obligated to or agrees to pay under any Lessee Document to or on behalf of Lessor or any other Person, including, without limitation, payments of Termination Value, any amounts in respect of a purchase price payable pursuant to Section 19(c) or 20 of the Lease and payments of indemnities under Section 6 of the Participation Agreement, but excluding any amount as to which Lessee is obligated to pay a pro rata share pursuant to clause (d) or (e) of this definition, (b) (i) to the extent not payable (whether or not in fact paid) under Sections 7(a) or 7(b) of the Note Purchase Agreement (as applicable) (as originally in effect or amended with the consent of the Owner Participant), an amount or amounts equal to the fees payable (whether or not in fact paid) to (x) the Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate principal amount of the Series G Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all "Series G Equipment Notes" and "Series C Equipment Notes" (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures and (y) the Policy Provider under the Policy Fee Letter (as defined in the Policy Provider Agreement) multiplied by a fraction the numerator of which shall be the sum of the then outstanding aggregate principal amount of the Series G Equipment Notes and the denominator of which shall be the sum of the then outstanding aggregate principal amount of all "Series G Equipment Notes" (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures;
(ii) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable (whether or not in fact paid) under
Section 3.07 of each Liquidity Facility minus Investment Earnings from such Downgrade Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iii) (x) the amount equal to interest on any Non-Extension Advance (other than any Applied Non- Extension Advance) payable (whether or not in fact paid) under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Non-Extension Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iv) if any payment default shall have occurred and be continuing with respect to interest on any Series G Equipment Note, (x) the excess, if any, of (1) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance payable (whether or not in fact paid) under Section
3.07 of each Liquidity Facility (or, in the case of the Series G Equipment Notes, if the Policy Provider has made a payment equivalent to such an Advance, as would have been payable under Section 3.07 of the applicable Liquidity Facility in respect of the Class G Pass Through Certificates had such Advance been made) over (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Past Due Rate actually payable (whether or not in fact paid) by Lessee in respect of the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance was made by the applicable Liquidity Provider (or, in the case of the Series G Equipment Notes, an equivalent payment was made by the Policy Provider) multiplied by (y) a fraction the numerator of which shall be the then aggregate overdue amounts of interest on the Series G Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all "Series G Equipment Notes" and "Series C Equipment Notes" (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes," (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures); and
(v) Lessee's pro rata share of any other amounts payable (whether or not in fact paid) to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances), except to the extent payable (whether or not in fact paid) pursuant to clause (i), (ii), (iii) or (iv) above, (c) Lessee's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable (whether or not in fact paid) by Lessee under the Pass Through Trust Agreements, (d) Lessee's pro rata share of (I) all compensation and reimbursement of expenses and disbursements payable (whether or not in fact paid) to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement and (II) all amounts payable (whether or not in fact paid) to the Policy Provider under Section 3.7(i) of the Intercreditor Agreement, and
(e) Lessee's pro rata share of any amount payable (whether or not in fact paid) under Section 6(c) of the Participation Agreement to any Pass Through Indemnitee to the extent such amount relates to, results from or arises out of or in connection with (i) the Pass Through Trust Agreement or the enforcement of any of the terms of any Pass Through Document, (ii) the offer, sale, or delivery of the Pass Through Certificates or any interest therein or represented thereby or (iii) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Pass Through Document or the falsity of any representation or warranty of Lessee in any Pass Through Document. As used herein, "Lessee's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (in each case as defined in the relevant Operative Indenture) issued under the Operative Indentures. For purposes of this definition, the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Cash Collateral Account", "Downgrade Advance", "Final Advance", "Investment Earnings", "Non-Extension Advance" and "Unpaid Advance" shall have the meanings specified in each Liquidity Facility. For the avoidance of doubt, it is understood and agreed that Supplemental Rent includes, without limitation, any amounts payable (whether or not in fact paid) under the third paragraph of Section 2.02 of the Trust Indenture.

            "Tax Indemnity Agreement" means that certain Tax Indemnity Agreement (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, between the Owner Participant and Lessee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

            "Taxes" means any and all fees (including, without limitation, license, recording, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), license, levies, imposts, duties, recording charges and assessments of any kind whatsoever that are in the nature of taxes or other governmental charges including interest, penalties and additions to tax (each, individually a "Tax").

            "Term" means the Basic Term and, if actually entered into, any Renewal Term.

            "Termination Date" has the meaning set forth in Section 9(a) of the Lease.

            "Termination Value" with respect to the Aircraft (a) as of any date during the Basic Term means, but subject always to the provisions of
Section 3(c)(v) of the Lease, the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit C to the Lease under the caption "Total Termination Payment" opposite the Termination Value Date with respect to which the amount is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(c) of the Lease (such Termination Value shall equal the sum of, and represent, (i) a payment (or reduction) of Basic Rent in an amount equal to the "Basic Rent Amount" set forth on Exhibit C to the Lease (which includes all amounts of Basic Rent allocated to any period prior to the termination and not yet paid and reduced by all amounts paid prior to the termination and allocated to periods after the termination and (ii) a payment of the "Termination Amount" set forth on Exhibit C to the Lease) and (b) as of any date during the Renewal Term, shall have the meaning set forth in Section 19(a)(4) of the Lease. Notwithstanding anything to the contrary in any Operative Document, Termination Value shall always be an amount sufficient to satisfy in full, as of the date of payment, the aggregate unpaid Principal Amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest thereon as of such date.

            "Termination Value Date" means each date set forth on Exhibit C to the Lease under the caption "Termination Date."

            "Transaction Expenses" means: all of the reasonable out-of-pocket costs, fees and expenses incurred by Lessee, the Owner Trustee, the Owner Participant, Seller, Manufacturer, Engine Manufacturer, the Pass Through Trustee, the Subordination Agent, the Indenture Trustee, the Liquidity Provider and the Policy Provider in connection with the transactions contemplated by the Participation Agreement, the other Operative Documents, the Pass Through Documents and the Underwriting Agreement (except, in each case, as otherwise provided therein) including, without limitation:


            (a) the reasonable and actual fees, expenses and disbursements of (A) Bingham Dana, LLP, special counsel for the Pass Through Trustee, the Subordination Agent and the Indenture Trustee, (B) Ray, Quinney & Nebeker, special counsel for the Owner Trustee, (C) Milbank, Tweed, Hadley & McCloy LLP, special counsel for the Underwriters and (D) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma;


            (b) the initial fees and reasonable and actual disbursements of the Owner Trustee under the Trust Agreement;


            (c) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture;


            (d) the initial fees and expenses of the Liquidity Provider, the Policy Provider, the Pass Through Trustee and the Subordination Agent;


            (e) underwriting fees and commissions;


            (f) the fees and expenses with respect to the appraisal of the Aircraft;


            (g) the reasonable fees, expenses and disbursements of Paul, Hastings, Janofsky & Walker LLP, special counsel to the Owner Participant, such fees not to exceed the amount previously agreed to by the Owner Participant and Lessee;


            (h) the fees, expenses and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates, special counsel for Lessee;


            (i) the costs of filing and recording documents with the FAA and filing Uniform Commercial Code statements in the United States;

            (j) the reasonable fees, expenses and disbursements of special counsel to each of the Liquidity Provider and the Policy Provider;

            (k) the expenses of the Depositary payable under Section 10(a) of the Indemnity Agreement;


            (l) the reasonable fees, expenses and disbursements of special counsel to the Seller, the Manufacturer and the Engine Manufacturer; and


            (m) the reasonable fees, expenses and disbursements of Capstar Partners, LLC, financial advisors for Lessee.

            "Transactions" means the transactions contemplated by the Participation Agreement and the other Operative Documents.

            "Transferee" has the meaning specified for such term in Section 7(j) of the Participation Agreement.

            "Transportation Code" means that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

            "Trust Agreement" means that certain Trust Agreement (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, between the Owner Participant and First Security Bank, National Association, in its individual capacity, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof, including, without limitation, supplementation thereof by one or more Trust Supplements entered into pursuant to the applicable provisions thereof.

            "Trust Agreement and Indenture Supplement" or "Trust Supplement" means a supplement to the Trust Agreement and the Trust Indenture, substantially in the form of Exhibit A to the Trust Indenture, which shall particularly describe the Aircraft, and any Replacement Airframe and Replacement Engine included in the property of the Owner Trustee covered by the Trust Agreement.

            "Trust Estate" means all estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Agreement Assignment, the Bill of Sale and the FAA Bill of Sale, including, without limitation, all amounts of Basic Rent and Supplemental Rent including without limitation insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee, in its individual capacity, the Owner Participant, the Loan Participants or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee, in its individual capacity, or to the Loan Participants or any other holder of a Equipment Note, or to any of their respective directors, officers, employees, servants and agents, pursuant to Section 6 of the Participation Agreement or the Tax Indemnity Agreement). Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payments.

            "Trust Indenture" or "Indenture" means that certain Trust Indenture and Security Agreement (US Airways, Inc. Trust No. N___U_), dated as of the date of the Lease, between Lessor and the Indenture Trustee, as it may from time to time be supplemented or amended as therein provided, including supplementing by the Trust Agreement and Indenture Supplement pursuant to the Trust Indenture.

            "Trust Indenture Estate" means all estate, right, title and interest of the Indenture Trustee in and to the properties referred to in the Granting Clause of the Trust Indenture, excluding Excluded Payments.

            "Underwriters" means Credit Suisse First Boston Corporation, ABN AMRO Incorporated, Chase Securities, Inc. and Salomon Smith Barney.

            "United States Government" means the Federal government of the United States of America.

            "U.S. Air Carrier" means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Transportation Code, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

            "U.S. Person" means any Person that qualifies as a "United States person" under Section 7701(a)(30) of the Code.

            "Wet Lease" means any arrangement whereby the Lessee (or any Sublessee) agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of Lessee (or any Sublessee) possessing all current certificates and licenses that would be required under the Transportation Code, or, if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry, for the performance by such employees of similar functions within the United States of America or such other jurisdiction of registry (it is understood that cabin attendants need not be regular employees of Lessee (or any Sublessee); and provided that any pilot is a regular employee of Lessee (or any Sublessee)) and (ii) shall be maintained by Lessee (or any Sublessee) in accordance with its normal maintenance practices with respect to Similar Aircraft operated by it and without in any way discriminating against the Aircraft on the basis of its leased status or otherwise.